Exhibit 2.1

ASSET PURCHASE AGREEMENT

Between

ESPORTS NOW, LLC

And

SUPER LEAGUE ENTERPRISE, INC.

dated as of

March 16, 2026

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of March 16, 2026, is entered into between Esports Now, LLC, a Delaware limited liability company (“Seller”) and Super League Enterprise, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Seller is, among other things, engaged in the agency business of procuring advertising and brand partnership services in the user generated video game, creator and programmatic advertising sectors (the “Business”);

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, certain advertising technology assets used in the Business, including certain contracts of the Business, subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

The following terms have the meanings specified or referred to in this ARTICLE I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Adjusted Contingent Share Consideration” means, in the event the Gross Profit realized during the Earnout Period is less than the Maximum Earnout Threshold but more than the Minimum Earnout Threshold, that number of shares of Buyer Common Stock to be issued, either as Earnout Shares or Earnout Pre-Funded Warrants, as determined by the formula set forth in Section 2.06(c)(ii)(A).

“Adjusted Contingent Cash Consideration” means, in the event the Gross Profit realized during the Earnout Period is less than the Maximum Earnout Threshold but more than the Minimum Earnout Threshold, the amount of cash to be paid to Seller pursuant to Section 2.06(c)(ii)(B).

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Ancillary Documents” means the Assignment and Assumption Agreement, Intellectual Property Assignments, the Employment Offer Letters, the Independent Contractor Agreements, the Releases, the Warrant, the Brand Partnership Agreement, the Pre-Funded Warrant, the Registration Rights Agreement, and the other agreements, instruments and documents required to be delivered at the Closing.

“Books and Records” means all books and records relating to the Business and the Purchased Assets, including, but not limited to, books of account, ledgers and general, financial and accounting records, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, , sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), internal financial statements. material and research and files relating to the Intellectual Property Assets and the Intellectual Property Agreements.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Los Angeles are authorized or required by Law to be closed for business.

“Business Privacy and Data Security Policies” means all of Seller’s and its subsidiaries’ past or present, internal or public-facing policies, notices, representations, commitments, and statements concerning the privacy, security, or Processing of Personal Information, including any (A) written information security policies and policies; and (B) obligations applicable to Seller or its subsidiaries as a result of any certification relating to privacy or the Processing of Personal Information.

“Business Products” means all proprietary Software products which are material to and related to services of the Business that are currently offered, licensed, sold, distributed, hosted, maintained or supported or otherwise provided or made available by Seller, or otherwise currently used in the operation of the Business, or are currently under development by Seller for use in the Business.

“Buyer Common Stock” means the common stock of Buyer, par value $0.001.

“Buyer Material Adverse Effect” means, with respect to Buyer, any event, occurrence, fact, condition, or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of Buyer, taken as a whole; or (b) the ability of Buyer to consummate the transactions contemplated hereby on a timely basis.

“Buyer Stock Issuance” means the issuance of shares of Buyer’s Common Stock, the Pre-Funded Warrant Shares, the Warrant Shares, and the Earnout Pre-Funded Warrant Shares, pursuant to the terms of this Agreement, including, without limitation, the Closing Share Consideration and the Contingent Share Consideration.

“Closing Cash Consideration” means One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00).

“Closing Shares” means that number of shares of restricted shares of Buyer’s Common Stock to be issued to Seller at Closing, equal to (A) the Outstanding Common Stock, multiplied by (B) 0.0499, rounded down to the nearest whole share.

“Closing Share Consideration” means that number of restricted shares of Buyer’s Common Stock to be issued to Seller as either Closing Shares or Pre-Funded Warrant Shares, the aggregate of which shall be equal to: (A) the total number of Outstanding Securities; multiplied by (B) 0.1999, rounded down to the nearest whole share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contingent Share Consideration” means, if and when earned by Seller, the Maximum Share Payment if the Maximum Earnout Threshold is met during the Earnout Period, or, alternatively, the Adjusted Contingent Share Consideration if the Gross Profit realized is less than the Maximum Earnout Threshold but more than the Minimum Earnout Threshold, in each case, in the form of either Earnout Shares or Earn-Out Pre-Funded Warrants.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Delayed Cash Payment Amount” means three hundred thousand and 00/100 dollars ($300,000.00).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Earnout Consideration” means the Initial Earnout Consideration and/or the Second Earnout Consideration, as applicable.

“Earnout Payment” means the payment of any cash amount of any Earnout Consideration actually paid, and the issuance of any of the Contingent Share Consideration actually issued, to the Seller.

“Earnout Period” means the period beginning on the Closing Date and ending on the one-year anniversary of the Closing Date.

“Earnout Pre-Funded Warrant” means a pre-funded warrant to purchase Buyer’s Common Stock, issuable in lieu of shares of Buyer’s Common Stock to the extent such issuance would cause Seller to beneficially own more than 4.99% of Buyer’s outstanding Common Stock as of the day of such issuance, to be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Earnout Pre-Funded Warrant Shares” means, if and when earned, that number of Earnout Shares of Buyer Common Stock underlying the Earnout Pre-Funded Warrant to be issued to Seller pursuant to Section 2.06(f). For the avoidance of doubt, the Earnout Pre-Funded Warrant Shares shall not include the Pre-Funded Warrant Shares.

“Earnout Shares” means the shares of Buyer Common Stock issuable pursuant to Section 2.06(c)(i) or Section 2.06(c)(ii)(A).

“Employment Offer Letters” means those certain offer letters between those individuals listed on Schedule 1.01, individually, and Buyer, in the form attached hereto as Exhibit A.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Execution Date” means the date this Agreement is fully executed by each of the Parties hereto.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“GDPR” means the General Data Protection Regulation (Regulation (EU) 2016/679).

“Generative AI Tools” means AI Technology capable of generating various types of content (including text, images, video, audio, or computer code) based on user-supplied prompts.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Gross Profit” means, during any Earnout Period, the amount, in dollars, of all Revenue recognized by Buyer, less all discounts and customer allowances, minus the cost of goods and/or services sold, determined on a consistent basis in accordance with U.S. GAAP and the past practices of Buyer and solely to the extent that such costs of goods and/or services sold are directly attributable to the Revenue, which shall not include general corporate overhead expenses or similar costs.

“Independent Contractor Agreements” means those Independent Contractor Agreements between Buyer and each of the contractors of Seller listed on Schedule 1.01, in the form attached hereto as Exhibit B.

“Initial Earnout Cash Consideration” means, if and when earned by Seller, the Initial Earnout Maximum Payment or the Adjusted Contingent Cash Consideration, as determined pursuant to Section 2.06(c).

“Initial Earnout Consideration” means, if and when earned, the Initial Earnout Cash Consideration and the Initial Earnout Share Consideration.

“Initial Earnout Share Consideration” means, if and when earned by Seller, the Maximum Contingent Shares and/or the Adjusted Contingent Share Consideration, as determined pursuant to Section 2.06(c).

“Initial Earnout Maximum Payment” means Five Hundred Thousand and 00/100 Dollars ($500,000.00).

“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Entity-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (g) Software; and (h) rights of publicity; and (i) all other intellectual or industrial property and proprietary rights.

“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to any Intellectual Property Assets. Notwithstanding anything to the contrary, an Intellectual Property Agreement shall not include agreements related to any Excluded Assets.

“Intellectual Property Assets” means all Intellectual Property that is (1) exclusively owned by Seller, and (2) used primarily in, and is material to, the conduct of the Business as presently conducted together with all (i) royalties, fees, income, payments, and other proceeds now or hereafter due or payable to Seller with respect to such Intellectual Property; and (ii) claims and causes of action with respect to such Intellectual Property, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for past, present, or future infringement, misappropriation, or other violation thereof. Notwithstanding anything to the contrary, Intellectual Property Assets shall not include (i) Excluded Assets, or (ii) any Intellectual Property arising out of agreements, arrangements, or dealings with Excluded Assets.

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, or application by or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued Patents, registered Trademarks, domain names and Copyrights, and pending applications for any of the foregoing.

“Knowledge of Seller or Seller's Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include consequential, incidental, lost profits, or punitive damages, except to the extent actually awarded to a Governmental Authority or other third party.

“Market Cap” means the total dollar value of Buyer’s outstanding shares of Common Stock, calculated by multiplying the total shares outstanding by the market price per share of Buyer’s Common Stock at the Market Cap Determination Time, as quoted on Nasdaq.

“Market Cap Determination Time” means the close of trading for the primary Trading Market on the one-year anniversary of the Closing Date, or, if the one-year anniversary of the Closing Date is not a Trading Day, the close of trading for the primary Trading Market on the next day that is a Trading Day.

“Market Cap Threshold” means Fifty Million and 00/100 Dollars ($50,000,000.00).

“Maximum Contingent Shares” means that number of shares of Buyer’s Common Stock, issuable either as Earnout Shares and/or the Earnout Pre-Funded Warrant, equal to (A) the sum of (i) the Outstanding Securities, and (ii) the Closing Share Consideration, multiplied by (B) 0.1999, the product of which shall then be reduced by (C) the number of shares issued as the Closing Share Consideration.

“Maximum Earnout Threshold” means Gross Profit of at least Three Million Three Hundred Thousand and 00/100 Dollars ($3,300,000.00).

“Minimum Earnout Threshold” means Gross Profit of at least One Million Six Hundred Fifty Thousand and 00/100 Dollars ($1,650,000.00).

“Nasdaq” means the NASDAQ Capital Market.

“Open Source Software” means any Software that is distributed as "free software," "open source software," or pursuant to any license identified as an "open source license" by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd), including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License (AGPL), MIT License (MIT), Apache License, Artistic License, and BSD Licenses.

“Outstanding Common Stock” means the number of shares of Buyer Common Stock outstanding as of the close of business on the Trading Day immediately preceding the Closing Date.

“Outstanding Securities” means that number of shares of Buyer’s Common Stock, measured as of the close of trading on the Trading Day immediately preceding the Closing Date, equal to the sum of (A) the number of shares of Buyer’s issued and outstanding Common Stock, (B) the number of shares of Buyer’s Common Stock underlying Buyer’s outstanding pre-funded warrants to purchase Common Stock, and (C) the number of shares of Buyer’s Common Stock issuable upon the conversion of any outstanding shares of Buyer’s (i) Series AA Convertible Preferred Stock, par value $0.001 per share, (ii) Series AAA Convertible Preferred Stock, par value $0.001 per share, and (iii) Series C Convertible Preferred Stock, par value $0.001 per share.

“Partial Gross Profit Amount” means the amount of Gross Profit realized during the Earnout Period that is less than the Maximum Earnout Threshold, but more than the Minimum Earnout Threshold.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Personal Information” means information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including but not limited to name, street address, date of birth, telephone number, email address, photograph, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, neural or biological data, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law, and all data associated with any of the foregoing that are or could reasonably be used to develop a profile or record of the activities of a natural Person across multiple websites or online services, to predict or infer the preferences, interests, or other characteristics of a natural Person, or to target advertisements or other content or products or services to a natural Person.

“Permitted Encumbrances” means those Encumbrances set forth in Schedule 1.02.

“Per Share Value” means the lesser of (A) the price of Buyer’s Common Stock as of the close of trading on Nasdaq on the Trading Day immediately preceding the Closing Date, or (B) the average closing price of Buyer’s Common Stock, as quoted on Nasdaq, for the five (5) Trading Days preceding the Closing Date.

“Pre-Funded Warrant Shares” means that number of shares of Buyer Common Stock underlying the Pre-Funded Warrant to be issued to Seller at Closing, equal to (A) the Closing Share Consideration, minus (B) the Closing Shares. For the avoidance of doubt, the Pre-Funded Warrant Shares shall not include the Earnout Pre-Funded Warrant Shares.

“Privacy Requirements” means all applicable Laws, Governmental Orders ,binding guidance or technical standard issued by any Governmental Authority, industry requirements, and Contracts concerning the privacy, security, or Processing of Personal Information, including but not limited to, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications. Without limiting the foregoing, Privacy Requirements include: the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children's Online Privacy Protection Act, the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, the Gramm-Leach-Bliley Act, the Family Educational Rights and Privacy Act, the GDPR, and all other similar international, federal, state, provincial, and local Laws.

“Processing” means any operation performed on Personal Information or that relevant Privacy Requirements include in the definition of processing, processes, or process, including the collection, creation, receipt, access, use, handling, recording, compilation, analysis, organizing, monitoring, maintenance, retention, storage, holding, hosting, transmission, transfer, protection, disclosure, amendment, distribution, erasure, destruction, or disposal of Personal Information.

“Releases” means those certain Release Agreements between Seller and those employees and contractors listed on Schedule 1.01, in the form attached hereto as Exhibit C.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Revenue” means, with respect to a specific period, the amount of gross revenue that the Buyer, its Affiliates, successors or assigns realizes, which is directly attributable to the Purchased Assets and sales of the Purchased Assets, including, without limitation, licensing, rental, and revenue shares, or items as specifically set forth in Schedule 1.03, during such period, as determined in accordance with US GAAP and the past practices of Buyer.

“Second Earnout Consideration” means the cash payment, if and when earned, payable to Seller pursuant to Section 2.06(d).

“Second Earnout Adjusted Cash Consideration” means, in the event the Gross Profit realized during the Earnout Period is less than the Maximum Earnout Threshold but more than the Minimum Earnout Threshold, the amount of cash to be paid to Seller pursuant to Section 2.06(d)(ii).

“Second Earnout Maximum Payment” means a maximum cash payment of Seven Hundred Thousand and 00/100 Dollars ($700,000.00).

“Secondary Market Cap Determination Time” means the close of trading for the primary Trading Market on the two-year anniversary of the Closing Date, or, if the two-year anniversary of the Closing Date is not a Trading Day, the close of trading for the primary Trading Market on the next day that is a Trading Day.

“Software” means computer programs and applications owned by Seller and material to the Business, in source or object code form, together with related documentation.

“Special Stockholder Meeting” means the special meeting of the stockholders of Buyer to be held to, among other things, consider the approval of the Buyer Stock Issuance.

“Seller Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Business and/or Seller, (b) the value of the Purchased Assets, or (c) the ability of Seller to consummate the transactions contemplated hereby on a timely basis.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Territory” means the United States.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

Other capitalized terms used herein and not defined above shall have the meanings assigned to such terms as follows:

Defined Term	Section
“Acquisition Proposal”	Section 6.03(b)
“Agreement”	Preamble
“Allocation Schedule”	Section 2.08
“Assigned Contracts”	Section 4.11
“Assignment and Assumption Agreement”	Section 3.02(a)(ii)
“Assumed Liabilities”	Section 2.03
“Basket”	Section 8.04(a)
“Bill of Sale”	Section 3.02(a)(i)
“Business”	Recitals
“Buyer”	Preamble
“Buyer Closing Certificate”	Section 7.03(f)
“Buyer Fundamental Reps	Section 8.01
“Buyer Indemnitees”	Section 8.02
“Cap”	Section 8.04(a)
“Closing”	Section 3.01
“Closing Date”	Section 3.01
“Company IP”	Section 4.07(c)
“Copyrights”	ARTICLE I
“Delayed Cash Payment”	Section 2.07
“Direct Claim”	Section 8.05(c)
“Earnout Calculations”	Section 2.06(a)
“Earnout Expert”	Section 2.06(b)(ii)
“Earnout Notice”	Section 2.06(a)
“Earnout Objection Notice”	Section 2.06(b)
“Earnout Objection Period”	Section 2.06(b)
“Excluded Assets”	Section 2.02
“Excluded Liabilities”	Section 2.04
“Indemnified Party”	Section 8.05

“Indemnifying Party”	Section 8.05
“Independent Accountant”	Section 2.08
“Intellectual Property Assignments”	Section 3.02(a)(iii)
“Malicious Code”	Section 4.08(d)(iii)
“Material Contracts”	Section 4.04(a)
“Material Customers”	Section 4.12(a)
“Material Suppliers”	Section 4.12(b)
“Patents”	ARTICLE I
“Pre-Funded Warrant”	Section 3.02(b)(iv)
“Proxy Statement”	Section 4.17
“Purchase Price”	Section 2.05
“Purchased Assets”	Section 2.01
“Registration Rights Agreement”	Section 3.02(a)(ix)
“Requisite Stockholder Vote”	Section 5.02
“Rule 144”	Section 4.16(f)
“SEC”	Section 4.17
“Securities”	Section 4.16(a)
“Securities Act”	Section 4.16(a)
“Seller”	Preamble
“Seller Closing Certificate”	Section 7.02(k)
“Seller Fundamental Reps”	Section 8.01
“Seller Indemnitees”	Section 8.03
“Tax Clearance Certificate”	Section 6.16
“Trademarks”	ARTICLE I
“Trade Secrets”	ARTICLE I
“Third Party Claim”	Section 8.05(a)
“Warrant”	Section 3.02(b)(iii)

ARTICLE 2
PURCHASE AND SALE

Section 2.01    Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Encumbrances, except for the Permitted Encumbrances, all of Seller's right, title and interest in, to and under the assets set forth in Schedule 2.01, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets) (collectively, the “Purchased Assets”), including, without limitation, the following:

Section 2.02    Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include those assets set forth on Schedule 2.02 (collectively, the “Excluded Assets”).

Section 2.03    Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge only the Liabilities of Seller in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Seller on or prior to the Closing (collectively, the “Assumed Liabilities”), and no other Liabilities whatsoever.

Section 2.04    Excluded Liabilities. Subject to Buyer’s obligations with respect to the Assumed Liabilities but notwithstanding any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller or any of its Affiliates of any kind or nature whatsoever, whether known or unknown, contingent, matured, or otherwise, whether currently existing or hereinafter created, other than the Assumed Liabilities (the “Excluded Liabilities”).

Section 2.05    Purchase Price. The aggregate purchase price for the Purchased Assets shall be the Closing Cash Consideration, the Closing Share Consideration (constituted by the Closing Shares and the Pre-Funded Warrant), the Warrant, the Delayed Cash Payment, and, if earned, the Earnout Consideration, plus the amount set forth in Section 2.09 (the “Purchase Price”). The Purchase Price shall be paid (a) as provided in Section 3.02(b) for purposes of the Closing Cash Consideration, the Closing Shares, the Pre-Funded Warrant, and the Warrant, (b) Section 2.06 for purposes of the Earnout Consideration, if and when earned, and (c) Section 2.07 for purposes of the Delayed Cash Payment.

Section 2.06    Contingent Consideration. An earnout may be earned by Seller as, and to the extent provided for, in this Section 2.06, and, if earned, shall be paid by Buyer to Seller following the Earnout Period as provided for in this Section 2.06 (such earnout, the “Earnout”):

(a)    Earnout Calculations. Within sixty (60) days after the Market Cap Determination Time, or the Secondary Market Cap Determination Time, as applicable, Buyer will provide Seller with written notice (each, an “Earnout Notice”) setting forth: (i) for purposes of the Initial Earnout, whether the Market Cap Threshold was met as of the Market Cap Determination Time; (ii) for purposes of the Second Earnout, if the Market Cap Threshold was not met as of the Market Cap Determination Time, whether the Market Cap Threshold was met as of the Secondary Market Cap Determination Time; (iii) Buyer's computation of the Gross Profit for the Earnout Period; and (iv) whether any applicable Earnout Consideration was earned during the Earnout Period (collectively, the “Earnout Calculations”).

(b)    Response; Objections; Disputes.

(i)    Upon the receipt by Seller of an Earnout Notice, Seller shall have a period of thirty (30) days to review the Earnout Notice and may have the same verified by independent accountants and other Representatives selected by Seller. Seller and its Representatives shall be entitled to perform reasonable procedures (including review of the accounting records of Buyer relating to the Purchased Assets, Revenue, and Gross Profits, and such supporting calculations and other materials as they may reasonably request) and to take any other reasonable steps to confirm that the amount of the Earnout Calculations for the Earnout Period set forth in the Earnout Notice has been prepared in accordance with the terms of this Agreement. If Seller shall have any objections to the calculation of the Earnout Calculations set forth in the Earnout Notice, Seller shall deliver to Buyer, within such thirty (30) day period from Seller’s receipt of the Earnout Notice (the “Earnout Objection Period”), a written statement (the “Earnout Objection Notice”) setting forth the component or components of the Earnout Notice that are in dispute, the basis of such dispute and, if known, the amount proposed as an adjustment. The failure of Seller to deliver an Earnout Objection Notice within such thirty (30) day period hereinabove provided shall constitute the acceptance by Seller of the calculations and determinations made by Buyer as set forth in the Earnout Notice, whereupon such amounts shall be final, binding and conclusive for all purposes hereunder.

(ii)    If Seller delivers an Earnout Objection Notice, Seller and Buyer shall in good faith attempt to resolve any such dispute and, if the parties so resolve all such disputes, then the computation of the Earnout Calculations set forth in the Earnout Notice for the Earnout Period as resolved by the parties, shall be conclusive and binding on the parties upon written acknowledgement of such resolution. If Seller and Buyer fail to resolve all of the items in dispute within five (5) days after Seller's delivery of the Earnout Objection Notice to Buyer (or such longer period as they may mutually agree in writing), then either party may elect to submit any remaining disputed items to an independent third-party arbitrator mutually acceptable to Buyer and Seller who shall be qualified by experience and training to arbitrate commercial disputes (the “Earnout Expert”) who shall be retained to review promptly the Earnout Calculations set forth in the Earnout Notice and the disputed items or amounts; provided, however, that if the Buyer and Seller are unable to mutually agree on an individual to act as the Earnout Expert within five (5) days after Buyer or Seller elects to submit the dispute to arbitration, then each of Buyer and Seller shall each designate an independent third-party arbitrator and such designees shall promptly (and in any event within five (5) days) select an individual to act as the Earnout Expert.

(iii)    If any disputed items are referred to the Earnout Expert, the parties shall cooperate in good faith with the determination process and the Earnout Expert’s requests for information, including providing the Earnout Expert with information as promptly as practicable after its request therefor. Each party shall be entitled to receive copies of all materials provided by the other to the Earnout Expert in connection with the determination process. In making its determination on the disputed items, the Earnout Expert shall make such determinations (i) only in accordance with the standards set forth in this Agreement, (ii) only with respect to the disputed items submitted to the Earnout Expert and no other items, (iii) on a disputed item by disputed item basis (i.e., not in the aggregate), and (iv) where the result of the Earnout Expert’s determination for such disputed item is neither greater then nor less than the amounts presented by the parties to the Earnout Expert with respect to the item in dispute. In connection with the Earnout Expert’s review, the Earnout Expert shall have the right to engage an independent accounting firm. The determination of the Earnout Expert shall be final, conclusive and binding on the parties, absent manifest error. The parties shall instruct the Earnout Expert to provide its determination in writing to the parties within thirty (30) days of the date it is engaged on such project. Neither party shall have any ex parte conversations or meetings with the Earnout Expert without the prior written consent of the other party.

(iv)    The Earnout Calculations for the Earnout Period, and the earning of the applicable Earnout Consideration therefrom, either as accepted or deemed to have been accepted by Seller or as adjusted and resolved in the manner herein provided, shall fix the Earnout Calculations for the Earnout Period and the earning of the Earnout Consideration determined therefrom. Each party shall bear its own expenses and the fees and expenses of its own Representatives, including its independent accountants, in connection with the preparation, review, dispute (if any) and final determination of the Earnout Calculations for the Earnout Period, and the earning of any Earnout Consideration calculated therefrom. In the event the Earnout Expert definitively determines that the Earnout Consideration has: (1) been miscalculated by 10% or more in favor of Buyer, then Buyer shall be solely responsible for the costs associated with the Earnout Expert; or (2) the miscalculation, if any, is less than 10%, then Seller shall be solely responsible for the costs associated with the Earnout Expert. In addition, any such shortfall in Earnout Consideration payments shall be paid by Buyer to Seller within fifteen (15) days of Buyer’s receipt of the written report from the Earnout Export.

(c)    Initial Earnout. If, at the Market Cap Determination Time, the Market Cap of Buyer is not at least equal to the Market Cap Threshold, then:

(i)    if the Gross Profit for the Earnout Period is equal to or greater than the Maximum Earnout Threshold, then Seller will have earned the Maximum Contingent Shares and the Initial Earnout Maximum Payment; or

(ii)    if the Gross Profit for the Earnout Period is less than the Maximum Earnout Threshold, but greater than the Minimum Earnout Threshold, then:

(A)    the Seller will have earned the Adjusted Contingent Share Consideration, the amount of which shall be determined by the following formula:

ACS = MCS * ((PGPA – MET) ÷ MET)

For purposes of the foregoing formula, the following definitions shall apply:

“ACS” means the number of shares constituting the Adjusted Contingent Share Consideration;

“MCS” means the number of shares constituting the Maximum Contingent Shares;

“PGPA” means the Partial Gross Profit Amount; and

“MET” means the Minimum Earnout Threshold; and

(B)    the Seller will have earned the Adjusted Contingent Cash Consideration, the amount of which shall be determined by the following formula:

ACC = IEMP * (PGPA ÷ MXT)

For purposes of the foregoing formula, the following definitions shall apply:

“ACC” means the dollar value constituting the Adjusted Contingent Cash Consideration;

“IEMP” means Initial Earnout Maximum Payment;

“PGPA” means the Partial Gross Profit Amount; and

“MXT” means the Maximum Earnout Threshold.

(d)    Year-Two Earnout. If, at the Market Cap Determination Time, the Market Cap Threshold was not met, then, if, at the Second Market Cap Determination Time, the Market Cap of Buyer is not at least equal to the Market Cap Threshold, then:

(i)    if the Gross Profit for the Earnout Period was equal to or greater than the Maximum Earnout Threshold, then Seller will have earned the Second Earnout Maximum Payment; and

(ii)    if the Gross Profit for the Earnout Period was less than the Maximum Earnout Threshold, but greater than the Minimum Earnout Threshold, then Seller will have earned the Second Earnout Adjusted Cash Consideration, the amount of which shall be determined by the following formula:

SEAC = SEMP * (PGPA ÷ MT)

For purposes of the foregoing formula, the following definitions shall apply:

“SEAC” means the dollar value constituting the Second Earnout Adjusted Cash Consideration;

“SEMP” means the Second Earnout Maximum Payment;

“PGPA” means the Partial Gross Profit Amount; and

“MT” means the Maximum Earnout Threshold.

(e)    Failure to Achieve Earnout Conditions.

(i)    For the avoidance of doubt, Seller will not be entitled to any Initial Earnout Consideration if: (i) the Market Cap of Buyer is greater than the Market Cap Threshold at the Market Cap Determination Time; or (ii) the Gross Profit during the Earnout Period does not exceed the Minimum Earnout Threshold. For the avoidance of doubt, if Buyer’s Market Cap is less than the Market Cap Threshold at the Market Cap Determination Time, and the Gross Profit during the Earnout Period exceeds the Minimum Earnout Threshold, Seller will have earned the applicable Earnout Consideration as calculated pursuant to Section 2.06(c).

(ii)    Seller will not be entitled to any Second Earnout Consideration if: (i) the Market Cap of Buyer is greater than the Market Cap Threshold at the Market Cap Determination Time; (ii) the Market Cap of Buyer was less than the Market Cap Threshold at the Market Cap Determination Time, but the Market Cap of Buyer is greater than the Market Cap Threshold at the Secondary Market Cap Determination Time; or (iii) the Gross Profit during the Earnout Period does not exceed the Minimum Earnout Threshold. For the avoidance of doubt, if Buyer’s Market Cap is less than the Market Cap Threshold at the Market Cap Determination Time and Secondary Market Cap Determination Time, and the Gross Profit during the Earnout Period exceeds the Minimum Earnout Threshold, Seller will have earned the applicable Earnout Consideration as calculated pursuant to Section 2.06(d).

(f)    Payment of Earnout Consideration. Following the Market Cap Determination Time or the Secondary Market Cap Determination Time, as applicable, within thirty (30) days after the date that is the earlier of (1) Buyer’s acceptance of the applicable Earnout Notice, (2) the date on which written agreement in respect of any amount of the Earnout is reached, or (3) a determination is made in accordance with Section 2.06(c), Buyer shall pay to Seller the applicable Earnout Consideration not subject to adjustment pursuant to Section 8.06(b), if any, as follows: (a) the portion of the applicable Earnout Consideration paid in cash shall be paid by wire transfer of immediately available funds to the accounts identified by Seller; (b) to the extent issued, the portion of the Earnout Consideration to be paid in Earnout Shares will be issued to Seller by Buyer in book-entry form; and (c) the portion of the Earnout Consideration to be paid as the Earnout Pre-Funded Warrant, the delivery of the executed Earnout Pre-Funded Warrant to purchase that number of shares of Buyer Common Stock equal to the Earnout Pre-Funded Warrant Shares. Seller shall be issued an Earnout Pre-Funded Warrant, in the form of the Pre-Funded Warrant, with underlying Earnout Pre-Funded Warrant Shares in lieu of Earnout Shares to the extent the issuance of Earnout Shares would cause Seller to beneficially own more than 4.99% of Buyer’s outstanding Common Stock as of the day of such issuance, to be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Earnout Pre Funded Warrant Shares shall have a value of the Per Share Value, provided that the Per Share Value shall not obligate Seller to pay any cash (other than the nominal exercise price set forth in the Earnout Pre-Funded Warrant) or other consideration except as expressly set forth in this Agreement.

(g)     Acknowledgement. Seller acknowledges and agrees that Buyer may make from time to time such business decisions as it deems appropriate, in its sole discretion, in the conduct of the business of Buyer and its Subsidiaries, including actions that may have an impact on Buyer's Gross Profit and/or the Earn-Out Consideration. Seller will not have any right to claim any lost Earnout Consideration or other damages as a result of such decisions so long as the actions were not taken by Buyer in bad faith for the principal purpose of frustrating provisions of this Section 2.06. Notwithstanding the above, this Section 2.06(g) shall not alter Buyer’s obligation to calculate Revenue or Gross Profit in connection with the definitions of each as set forth herein.

Section 2.07    Delayed Cash Payment. On the one-year anniversary of the Closing Date, Buyer shall pay Seller the Delayed Cash Payment Amount by wire transfer of immediately available funds (the “Delayed Cash Payment”), to an account designated in writing at least five (5) Business Days prior to the payment thereof by Seller to Buyer.

Section 2.08    Allocation of Purchase Price. Seller and Buyer agree that the Purchase Price and the Assumed Liabilities (if applicable) (plus other relevant items) shall be allocated among the Purchased Assets for all purposes (including Tax and financial accounting) as shown on the allocation schedule (the “Allocation Schedule”). A draft of the Allocation Schedule shall be prepared by Buyer and delivered to Seller within thirty (30) days following the Closing Date. If Seller notifies Buyer in writing that Seller objects to one or more items reflected in the Allocation Schedule, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within thirty (30) days following the Closing Date, such dispute shall be resolved by an Independent Accountant, appointed by mutual agreement between Buyer and Seller. The fees and expenses of such Independent Accountant shall be borne equally by Seller and Buyer. Buyer and Seller shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Schedule. Any adjustments to the Purchase Price herein shall be allocated in a manner consistent with the Allocation Schedule.

Section 2.09    Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer is required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

Section 2.10    Third Party Consents. To the extent that Seller's rights under any Contract or Permit constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. Notwithstanding any provision in this Section 2.10 to the contrary, Buyer shall not be deemed to have waived its rights under Section 7.02(e) hereof unless and until Buyer provides written waivers thereof.

ARTICLE 3
CLOSING

Section 3.01    Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at 12:00 P.M., Pacific time, as soon as practicable (and, in any event, within three (3) Business Days) after all of the conditions to Closing set forth in ARTICLE VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Seller and Buyer may mutually agree upon in writing. The Closing shall take place via the electronic exchange of documents and executed signature pages, unless another place or means is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the “Closing Date.”

Section 3.02    Closing Deliverables.

(a)    At the Closing, Seller shall deliver to Buyer the following:

(i)    an assignment and assumption agreement in the form of Exhibit D hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(ii)    an assignment in the form of Exhibit E hereto (the “Intellectual Property Assignments”) and duly executed by Seller, transferring all of Seller's right, title and interest in and to the Intellectual Property Assets to Buyer;

(iii)    a brand partnership agreement in the form of Exhibit F hereto (the “Brand Partnership Agreement”) and duly executed by Seller;

(iv)    the Employment Offer Letters, duly executed by the signatories thereto (other than Buyer);

(v)    the Independent Contractor Agreements, duly executed by the signatories thereto (other than Buyer);

(vi)    the Releases, duly executed by the signatories thereto;

(vii)    the Seller Closing Certificate;

(viii)    the certificates of the Secretary or Assistant Secretary of Seller required by Section 7.02(l) and Section 7.02(m);

(ix)    the Registration Rights Agreement in the form of Exhibit G hereto (the “Registration Rights Agreement”), duly executed by Seller; and

(x)    such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b)    At the Closing, Buyer shall deliver to Seller the following:

(i)    the Closing Cash Consideration, by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer;

(ii)    a copy of the letter of instruction to Buyer's transfer agent, submitted to Buyer's transfer agent on the Closing Date, irrevocably instructing the transfer agent to issue to Seller, in book-entry form, the Closing Shares deemed to have a value of the Per Share Value, less any adjustments set forth herein, provided that the Per Share Value shall not obligate Seller to pay any cash or other consideration except as expressly set forth in this Agreement (the “Instruction Letter”);

(iii)    a warrant to purchase that number of shares Buyer’s Common Stock equal to the number of shares issued as the Closing Share Consideration, in the form of Exhibit H, hereto (the “Warrant”);

(iv)    a pre-funded warrant to purchase that number of shares of Buyer’s Common Stock equal to the Pre-Funded Warrant Shares where the Pre-Funded Warrant Shares are deemed to have a value of the Per Share Value, provided that the Per Share Value shall not obligate Seller to pay any cash (other than the nominal exercise price set forth in the Pre-Funded Warrant) or other consideration except as expressly set forth in this Agreement in the form of Exhibit I hereto (the “Pre-Funded Warrant”);

(v)    the Registration Rights Agreement, duly executed by Buyer;

(vi)    the Assignment and Assumption Agreement duly executed by Buyer;

(vii)    with respect to each Employment Offer Letter, the Employment Offer Letters duly executed by Buyer;

(viii)    with respect to each Independent Contractor Agreement, the Independent Contractor Agreements duly executed by Buyer;

(ix)    the Buyer Closing Certificate; and

(x)    the certificates of the Secretary or Assistant Secretary of Buyer required by Section 7.03(f) and Section 7.03(g).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01    Organization and Qualification of Seller. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Seller Material Adverse Effect.

Section 4.02    Authority of Seller. Seller has full company power and authority to enter into this Agreement and the Ancillary Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any Ancillary Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. When each Ancillary Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.

Section 4.03    No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the limited liability company agreement or other organizational documents of Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Business or the Purchased Assets, except to the extent the same would not reasonably be expected to have a Seller Material Adverse Effect; (c) except as identified in Schedule 4.03(c), require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Seller is a party (i) by which the Business is bound and is used (or otherwise executory) by the Business as of the Execution Date or, (ii) to which any of the Purchased Assets are subject (including any Assigned Contract); or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the Ancillary Documents and the consummation of the transactions contemplated hereby.

Section 4.04    Material Contracts.

(a)    Section 4.04(a) of the Disclosure Schedules lists each of the following Assigned Contracts which are currently in effect or otherwise executory (x) by which any of the Purchased Assets are bound or which include the terms of fulfilment of obligations arising under an applicable Assigned Contract, but which are not Excluded Assets, or (y) to which Seller is bound that directly and primarily relate to the Business or Purchased Assets but which are not Excluded Assets. Notwithstanding anything to the contrary, Section 4.04(a) of the Disclosure Schedule shall not list any Contracts which relate to the Excluded Assets. The Contracts listed in Section 4.04(a) and all Intellectual Property Agreements shall hereafter be referred to as “Material Contracts”):

(i)    all Contracts involving aggregate consideration in excess of $25,000 and which, in each case, cannot be cancelled without penalty or without more than thirty (30) days' notice;

(ii)    all agency, sales promotion, market research, marketing consulting and advertising Contracts that grant rights to the Purchased Assets and which are not cancellable without penalty or without more than thirty (30) days' notice;

(iii)    intentionally omitted;

(iv)    all joint venture or partnership agreements entered into between Seller and a third-party governing ownership of the Purchased Assets, other than the internal organizational documents by which Seller holds said Purchased Assets as of the Closing;

(v)    all Contracts for the sale of any of the Purchased Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Purchased Assets;

(vi)    all powers of attorney with respect to the Business or any Purchased Asset;

(vii)    Intentionally Omitted from this Agreement;

(viii)    all Contracts that cannot be assigned without the consent of any third party; and

(ix)    all other Contracts, including contracts with independent contractors, employees, or consultants, that Buyer and Seller mutually agree in writing, prior to the Closing Date, to be material to the Purchased Assets and the operation of the Business.

(b)    Each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to Seller's Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. To the Knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been delivered to Buyer. There are no disputes pending or threatened under any Contract included in the Purchased Assets.

Section 4.05    Title to Purchased Assets. Seller has good and valid title to, or a valid leasehold interest in, all of the Purchased Assets. All such Purchased Assets (including leasehold interests) are free and clear of Encumbrances.

Section 4.06    Condition and Sufficiency of Assets. The Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing, and, with the exception of the goodwill associated with Misfits, constitutes all of the rights, property and assets necessary to conduct the Business as currently being conducted. Subject to the exclusion of the goodwill of Misfits as an Excluded Asset, none of the Excluded Assets are material to the Business.

Section 4.07    Intellectual Property.

(a)    Section 4.07(a) of the Disclosure Schedules contains a correct, current and complete list, as of the date hereof, of:

(i)    all Intellectual Property Registrations, specifying as to each, as applicable: the title, mark, or design; the jurisdiction by or in which it has been issued, registered or filed; the patent, registration or application serial number; the issue, registration or filing date; and the current status; all unregistered Trademarks included in the Intellectual Property Assets;

(ii)    all Software, proprietary or otherwise, included in the Intellectual Property Assets; and

(iii)    all other Intellectual Property Assets that are used or held for use by Seller.

All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Entities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Seller has provided Buyer with true and correct copies of file histories, documents, certificates, office actions, correspondence, and other materials related to all Intellectual Property Registrations.

(b)    Section 4.07(b) of the Disclosure Schedules contains a correct, current and complete list of (i) all Intellectual Property Agreements, specifying for each the date, title, and parties thereto, and separately identifying the Intellectual Property Agreements under which Seller is a licensor or otherwise grants to any Person any right or interest relating to any Intellectual Property Assets; and (ii) Contracts under which Seller is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person, which is material to the Business, other than click through or shrink wrap, social media, Software platform agreements. Seller has provided Buyer with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all such Intellectual Property Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Intellectual Property Agreement is valid and binding on Seller in accordance with its terms and is in full force and effect. Neither Seller nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Intellectual Property Agreement.

(c)    Seller is the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owner of all right, title and interest in and to the Intellectual Property Assets (collectively, the “Company IP”), in each case, free and clear of Encumbrances. Seller has entered into binding, valid and enforceable written Contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property Asset, during the course of employment or engagement with Seller whereby such employee or independent contractor acknowledges Seller's exclusive ownership of all Intellectual Property invented, created or developed by such employee or independent contractor within the scope of his or her employment or engagement with Seller.

(d)    Seller's rights in the Company IP is valid, subsisting, and enforceable. Seller has, now and for the past five (5) years, taken commercially reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all trade secrets included in the Company IP, except where failure to do the same would not have a Seller Material Adverse Effect. All of the Intellectual Property Assets are valid and enforceable, and all Intellectual Property Registrations and Intellectual Property Agreements are subsisting and in full force and effect. Seller has taken commercially reasonable steps to maintain and enforce the Company IP and to preserve the confidentiality of all trade secrets included in the Company IP, including, among other things, by way of requiring certain Persons having access thereto to execute binding, written non-disclosure agreements, or other similar agreements which have the effect of preserving such confidentiality. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts with respect to, or require the consent of any other Person in respect of, Seller's right to own or use any Company IP in the conduct of its business as currently conducted and as proposed to be conducted. Immediately following the Closing, the Company IP will be owned or available for use by Buyer on the same terms as they were owned or available for use by Seller immediately prior to the Closing.

(e)    The conduct of the Business, as currently and formerly (within the applicable statute of limitations period as of the Closing Date) conducted, including the use of the Company IP in connection therewith, and the content, products, processes, and services of Seller in the operation of the Business have not infringed, misappropriated, or otherwise violated and will not infringe, misappropriate, or otherwise violate the Intellectual Property or other rights of any Person. To the Knowledge of Seller, as of the Execution Date, no Person is currently infringing, misappropriating, or otherwise violating any Intellectual Property Assets or Intellectual Property Agreements.

(f)    There are no Actions pending or threatened: (i) alleging that the Business or Purchased Assets infringe, misappropriate, or violate the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Intellectual Property Assets or Seller's rights with respect to any Company IP, in each case; or (iii) by Seller, or any other Person alleging any infringement, misappropriation, or other violation by any Person of any Intellectual Property Assets. Seller is not aware of any facts or circumstances that could reasonably be expected to give rise to any such Action. Seller is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Intellectual Property Assets or Seller's rights with respect to any Company IP, in each case.

Section 4.08    Software.

(a)    Proprietary Software.

(i)    Section 4.08(a)(i) of the Disclosure Schedules contains a correct, current, and complete list of all Business Products, and all other material proprietary Software of the Seller used in the Business.

(ii)    Section 4.08(a)(ii) of the Seller Disclosure Schedules identifies, with respect to each Business Product and each other item of material proprietary Software, all licensed Intellectual Property incorporated in or distributed or licensed with such Business Product, in each case except (A) open source Software, (B) application programming interfaces, (C) SDK integrations, (D) third party platform integrations, (E) payment processors, (F) stock media libraries, and (G) non-customized, off-the-shelf Software that is otherwise commercially available pursuant to shrink-wrap, click-through, or other standard form agreements with an annual license fee or replacement value of less than $10,000 (the “Excluded Source Code”).

(b)    Source Code.

(i)    Excluding the Excluded Source Code, Seller is in actual possession of and has exclusive control over a complete and correct copy of the source code for all proprietary components of the Business Products and all other material proprietary Software of Seller used in the Business.

(ii)    Except as required pursuant to the Intellectual Property Agreements, Seller has not disclosed, delivered, licensed, or otherwise made available, and does not have a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code for any Business Product to any other Person, other than an employee, independent contractor, or consultant of Seller pursuant to a valid and enforceable written agreement prohibiting use or disclosure except in the performance in the performance of services for the Business. Without limiting the foregoing, neither the execution of this Agreement nor the consummation of any of the transactions contemplated by this Agreement will, or would reasonably be expected to, result in the delivery to any Person of any source code for any Business Product.

(iii)    To the Knowledge of Seller and excluding the Excluded Source Code, as of the date hereof, there has been no unauthorized theft, reverse engineering, decompiling, disassembling, or other unauthorized disclosure of or access to any source code for any Business Product.

(c)    Open Source Software.

(i)    Seller has complied with all notice, attribution, and other requirements of each license applicable to the Open Source Software.

(ii)    Seller has not used any Open Source Software in a manner that does, will, or would reasonably be expected to require the (A) disclosure or distribution of any Business Product or any other proprietary Software embodied therein in source code form; (B) license or other provision of any Business Product or any other proprietary Software embodied therein on a royalty-free basis; or (C) grant of any patent license, non-assertion covenant, or other rights under any Business Intellectual Property or rights to modify, make derivative works based on, decompile, disassemble, or reverse engineer any Business Product or any other proprietary Software embodied therein.

(d)    Conformance with Specifications; Defects; Malicious Code.

(i)    All Business Products (A) comply with all applicable Laws, including with respect to security; and (B) conform to all applicable contractual commitments, express and implied warranties (to the extent not subject to legally effective express exclusions thereof), representations and claims in packaging, labeling, advertising, and marketing materials, and applicable specifications, user manuals, training materials, and other documentation, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(ii)    No Business Product contains any bug, defect, or error that adversely affects, or could reasonably be expected to materially diminish the value, impair functionality, or materially decrease performance of such Business Product.

(iii)    None of the Business Products, and no other Software used in the operation of the Business or provision of any Business Product, contain any “time bomb,” “Trojan horse,” “back door,” “worm,” virus, malware, spyware, or other device or code (“Malicious Code”) designed or intended to, or that could reasonably be expected to, (A) disrupt, disable, harm, or otherwise impair the normal and authorized operation of, or provide unauthorized access to, any computer system, hardware, firmware, network, or device on which any Business Product or such other Software is installed, stored, or used; or (B) damage, destroy, or prevent the access to or use of any data or file without the user’s consent. Seller has taken all reasonable steps to prevent the introduction of Malicious Code into the Business Products.

(e)    Software Developers, Advertisers, Software Customers and Site Visitors. Section 4.08(e) of the Disclosure Schedules contains a true and complete list of the software developers or software developer vendor companies with whom Seller has used to create Business Products within two (2) years prior to the Closing Date. With respect to each such software developers or software developer vendor companies required to be disclosed pursuant to this Section 4.08(e), the list provided by Seller sets forth the following information: (i) developer name; (ii) e-mail address; (iii) royalties owing to said software developers or software developer vendor companies as of the Closing Date. No such person listed has canceled or otherwise terminated, or threatened to cancel or terminate, its relationship with Seller, or decreased or limited materially, or threatened to decrease or limit materially, its business done with Seller, and there is no reason to believe that any such person would not continue its business relationship with Buyer following the Closing on substantially the same terms as heretofore with Seller.

(f)    Technical Documentation. A part of the Purchased Assets includes the github repository for the relevant Business Products which are useable by a trained computer programmer.

Section 4.09    Intentionally Omitted.

Section 4.10     Privacy and Data Security.

(a)    The execution, delivery, and performance of this Agreement, the transfer and assignment of the Purchased Assets, and the consummation of the transactions contemplated hereby, do not and will not (i) include the transfer of any Personal Information in the possession or control of the Seller in connection with the Business, and (ii)(A) conflict with or result in a violation or breach of any Privacy Requirements or Company Privacy and Data Security Policies (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for Seller in the conduct of the Business); or (B) require the consent of or notice to any Person concerning such Person's Personal Information.

(b)    At all times, Seller has (A) made all disclosures to data subjects about its activities involving Processing Personal Information as required by applicable Laws, and none of such disclosures made or contained in any Business Privacy and Data Security Policies has been inaccurate, misleading, deceptive, or in violation of any Privacy Laws (including by containing any material omission); and (B) obtained all necessary consents required under applicable Laws to Process Personal Information. All vendors, processors, and other third parties Processing Personal Information for or on behalf of Seller are and have been in compliance with the Business Privacy and Data Security Policies. Seller has delivered or made available to Buyer true, complete, and correct copies of all Business Privacy and Data Security Policies.

Section 4.11    Assigned Contracts. Section 4.11 of the Disclosure Schedules includes each contract included in the Purchased Assets and being assigned to and assumed by Buyer (the "Assigned Contracts"). Each Assigned Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to the Knowledge of Seller, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Assigned Contract have been delivered to Buyer. There are no disputes pending or threatened under any Assigned Contract.

Section 4.12    Customers and Suppliers.

(a)    Section 4.12(a) of the Disclosure Schedules sets forth with respect to the Business (i) each customer who has paid aggregate consideration to Seller for goods or services rendered in an amount greater than or equal to $25,000 for each of the two (2) most recent fiscal year (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. Seller has not received any notice, and has no reason to believe, that any of the Material Customers has ceased, or intends to cease after the Closing, to use the goods or services of the Business or to otherwise terminate or materially reduce its relationship with the Business.

(b)    Section 4.12(b) of the Disclosure Schedules sets forth with respect to the Business (i) each supplier to whom Seller has paid consideration for goods or services rendered in an amount greater than or equal to $25,000 for each of the two (2) most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. Seller has not received any notice, and has no reason to believe, that any of the Material Suppliers has ceased, or intends to cease, to supply goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business.

Section 4.13    Legal Proceedings; Governmental Orders.

(a)    There are no Actions pending or, to the Knowledge of Seller, threatened against or by Seller (a) relating to or affecting the Business, the Purchased Assets or the Assigned Contracts; (b) would result in a Seller Material Adverse Effect; or (c) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)    There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business or the Purchased Assets.

Section 4.14    Compliance With Laws; Permits.

(a)    Seller has complied, and is now complying with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets, except to the extent where noncompliance would not reasonably result in a Seller Material Adverse Effect.

(b)    There are no permits required for Seller to conduct the Business, as currently conducted, or for the ownership and use of the Purchased Assets.

Section 4.15    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Seller.

Section 4.16    Investment Representations.

(a)    Purchase for Own Account, Etc. Seller (which, for purposes of this Section 4.16, such definition shall include all of the holders of Seller's securities) is purchasing the shares of Buyer’s Common Stock being issued as consideration hereunder, the Warrant, and the shares of Common Stock issuable upon exercise of the Warrant (collectively, the “Securities”), for Seller's own account for investment purposes only and not with a view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and/or sales registered under the Securities Act. Seller further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Securities. Seller is a sophisticated investor and has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Buyer, and is capable of evaluating the merits and risks of its investment in Buyer. Seller understands that it must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that Buyer has no present intention of registering the resale of any such Securities. Seller is able to bear the economic risk of this investment in the shares of Buyer Common Stock that may be delivered to Seller (including a complete loss of such Seller’s investment or a reduction in the price of Buyer Common Stock, whether at the time it is held by Seller). The Purchase Price for the Purchased Assets, including the price of the Securities when used in calculating the number of Securities to be delivered to Seller, was negotiated privately between the parties hereto.

(b)    Accredited Investor Status; Bad Actors. Seller is an “Accredited Investor”, as that term is defined in Rule 501(a) of Regulation D. Seller was not incorporated for the specific purpose of acquiring the Securities. Neither the Seller nor any of its Affiliates, Representatives, directors, executive officers, other officers that may serve as a director or officer of Buyer, or any company in which Seller invests, general partners or managing members have taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(c)    Reliance on Exemptions. Seller understands that the Securities are being offered and sold to Seller in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, and that Buyer is relying upon the truth and accuracy of, and Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Securities.

(d)    Information. All materials relating to the business, finances and operations of Buyer and materials relating to the offer and sale of the Securities which have been specifically requested by Seller or its counsel have been made available to Seller and its counsel, if any. Seller understands that its investment in the Securities involves a high degree of risk, including the risk of loss of its entire investment in the Securities. Seller has sought such accounting, legal and tax advice as Seller has considered necessary to make an informed investment decision with respect to his, her or its acquisition of the Securities.

(e)    Governmental Review. Seller understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f)    Transfer or Resale. Seller understands that (i) the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Shares may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities; or (B) Seller shall have delivered to Buyer an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold under and in compliance with Rule 144 promulgated under the Securities Act (including any successor rule, “Rule 144”); or (D) sold or transferred to an affiliate of Seller that agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 4.16(f) and that is an Accredited Investor; and (ii) neither Buyer nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws.

(g)    Legends. Seller understands that the Securities have not been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) or otherwise may be sold by Seller under Rule 144, the certificates (or book-entry statements, as applicable) for the Securities may bear a restrictive legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

(h)    Seller represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the purchase of the Securities, including: (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Seller's receipt of, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the jurisdiction of its residence.

Section 4.17    Information Supplied. None of the information supplied or to be supplied by or on behalf of Seller for inclusion or incorporation by reference in the proxy statement to be filed with the Securities and Exchange Commission (“SEC”) and sent to Buyer’s stockholders in connection with the Buyer Stock Issuance (including any amendments or supplements thereto, the “Proxy Statement”) will, at the date it is first filed with the SEC, or mailed to Buyer’s stockholders, or at the time of the Special Stockholder Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by Seller with respect to statements made or incorporated by reference therein based on information that was not supplied by or on behalf of Seller.

Section 4.18    Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to Seller that the statements contained in this ARTICLE V are true and correct as of the date hereof.

Section 5.01    Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware.

Section 5.02    Authority of Buyer. Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and, subject to the need to obtain the affirmative vote of a majority of the voting power of the voting securities present in person or represented by proxy at the Special Stockholder Meeting and entitled to vote on the subject matter (the “Requisite Stockholder Vote”), to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer, subject only in the case of the Buyer Stock Issuance, the need to obtain the Requisite Stockholder Vote. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each Ancillary Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

Section 5.03    No Conflicts; Consents. Subject to Buyer obtaining the Requisite Stockholder Vote, the execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Buyer Material Adverse Effect.

Section 5.04    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer.

Section 5.05    Legal Proceedings. There are no Actions pending or, to Buyer's Knowledge, threatened against or by Buyer or any Affiliate of Buyer that would result in a Buyer Material Adverse Effect or that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 5.06    SEC Filings; Financial Statements.

(a)    Buyer has timely filed, inclusive of extensions permitted by the SEC, all forms, reports, statements, schedules and other documents required to be filed by it with the SEC since January 1, 2024 under the Securities Act or the Exchange Act, including those required to be furnished to the SEC under Section 13(a) or Section 15(d) of the Exchange Act (collectively, the “Buyer SEC Reports”). The Buyer SEC Reports at the time they were filed and, if amended, as of the date of such amendment, complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder. No subsidiary of Buyer is required to file any form, report, statement, schedule or other document with the SEC under the Securities Act or the Exchange Act.

(b)    Each of the consolidated financial statements (including, in each case, any notes thereto) contained (or incorporated by reference) in the Buyer SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted to be reported within Quarterly Reports on Form 10-Q) and each fairly presents in all material respects the consolidated financial position, results of operations and cash flows of Buyer and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not, in the aggregate, material to Buyer and its Subsidiaries, taken as a whole).

(c)    As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Buyer SEC Reports that would reasonably be expected to delay Buyer’s performance of its obligations under the Ancillary Documents. None of the Buyer SEC Reports are the subject of ongoing SEC review that would reasonably be expected to delay Buyer’s performance of its obligations under the Ancillary Documents.

(d)    Buyer maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Buyer has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Buyer and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Buyer in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Since December 31, 2025, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Buyer that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Company and its Subsidiaries.

(e)    For purposes of Article V, “Buyer's Knowledge” means the actual or constructive knowledge of Matthew Edelman or any director or officer of Buyer after due inquiry.

Section 5.07    No Undisclosed Liabilities, Events, or Circumstances. To Buyer’s Knowledge, and except as set forth in the Buyer SEC Reports, neither the Buyer nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Buyer (including the notes thereto) in conformity with GAAP, other than those incurred in the ordinary course of the Buyer’s respective businesses since December 31, 2025 and which, individually, would not reasonably be expected to have a Buyer Material Adverse Effect. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist, with respect to the Buyer that (i) would be required to be disclosed by the Buyer under applicable securities laws in the Buyer SEC Reports, which has not been disclosed or incorporated by reference in the Buyer SEC Reports, or (ii) will have a Buyer Material Adverse Effect.

Section 5.08    Nasdaq. Buyer has not received any deficiency notices from Nasdaq that have not been cured as of the date hereof. Buyer has received no other notifications from Nasdaq that it is not in compliance with the applicable listing and corporate governance rules of Nasdaq.

Section 5.09    Buyer Common Stock. Except as otherwise understood and acknowledged by Sellers in Section 4.16 (Investment Representations), the Buyer Common Stock, when issued, sold and delivered at the Closing in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free and clear of any Encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities Laws), preemptive right, option or other right to acquire or purchase.

Section 5.10    Capitalization; Dilution.

(a)    Buyer represents and warrants that Schedule 5.10(a) sets forth a complete and accurate representation of Buyer’s capitalization, including, without limitation, Buyer’s authorized, issued and outstanding shares of capital stock and all outstanding options, warrants, restricted stock units, convertible securities, preferred stock and other rights or commitments to acquire equity securities of Buyer’s as of the Execution Date.

(b)    Except as set forth on Schedule 5.10(b), there are no outstanding subscriptions, options, warrants, calls, convertible securities, anti-dilution or similar rights (including preemptive rights), equity-based compensation awards, or other agreements, arrangements, or commitments of any kind obligating Buyer to issue, transfer, or sell any equity securities of Buyer or any securities convertible into, exercisable for, or exchangeable for such equity securities.

Section 5.11    Compliance with Laws; Permits.

(a)    Buyer has complied, and is now complying with all applicable Laws, except to the extent where noncompliance would not reasonably result in a Buyer Material Adverse Effect.

(b)    All permits, licenses, registrations, approvals, or authorizations, which are required for Seller to conduct its business as currently conducted, if applicable, have been obtained as of the Closing Date, except as would have a Buyer Material Adverse Effect.

Section 5.12    Current Operations of Buyer. To Buyer’s Knowledge, no actions or omissions of Buyer relating to this Agreement or the transactions contemplated thereby prior to the Closing would reasonably be expected to result in any material Action against Seller arising from such conduct. For the avoidance of doubt, Buyer makes no representations as to any conduct, actions, or omissions by Seller as it relates to the Purchased Assets, the Business, this Agreement, or the transactions contemplated hereby.

Section 5.13    Intellectual Property. Buyer has taken commercially reasonable measures to maintain and protect the confidentiality of all material trade secrets to Buyer’s operations. Buyer has not received any written notice or claim, and there is no Action pending or, to Buyer’s knowledge, threatened, alleging that Buyer’s use of its Intellectual Property infringe, misappropriate, or otherwise violate any third-party Intellectual Property rights or challenging the validity, ownership, or enforceability of any Buyer IP.

Section 5.14    Employment and Labor Matters. Buyer is in compliance in all material respects with all applicable Laws relating to employment, labor, wages, hours, employee classification, immigration, workplace safety, and other employment practices. Buyer is not a party to or bound by any collective bargaining agreement, and no labor union or other labor organization is representing or, to Buyer’s Knowledge, seeking to represent any of Buyer’s employees. There are no pending or, to Buyer’s Knowledge, threatened strikes, work stoppages, slowdowns, picketing, or other labor disputes involving Buyer or any of its employees. Buyer has not received written notice of, and there are no pending or, to Buyer’s Knowledge, threatened Actions, charges, investigations, or claims against Buyer relating to employment, labor, or workplace matters that would reasonably be expected to result in a Buyer Material Adverse Effect.

Section 5.15    Taxes. Buyer has timely filed all tax returns required to be filed by it and has timely paid all taxes required to be paid by it. All such tax returns are true, correct, and complete in all material respects. There are no pending or, to Buyer’s Knowledge, threatened audits, examinations, investigations, or other proceedings with respect to any taxes of Buyer, and Buyer has not received written notice of any deficiency, assessment, or claim for any unpaid taxes that has not been fully paid or otherwise resolved. Buyer has withheld and paid all taxes required to be withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

ARTICLE 6
COVENANTS

Section 6.01    Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall (x) conduct the Business in the ordinary course of business consistent with past practice; and (y) use reasonable efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Business. Without limiting the foregoing, from the date hereof until the Closing Date, Seller shall:

(a)    pay the debts, Taxes and other obligations of the Business when due;

(b)    continue to collect Accounts Receivable in a manner consistent with past practice, without discounting such Accounts Receivable;

(c)    maintain the properties and assets included in the Purchased Assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d)    continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(e)    defend and protect the properties and assets included in the Purchased Assets from infringement or usurpation in a manner consistent with past practices;

(f)    perform all of its obligations under all Assigned Contracts;

(g)    maintain the Books and Records in accordance with past practice;

(h)    comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets; and

(i)    not take or permit any action that could foreseeably cause a Material Adverse Event to occur.

Section 6.02    Access to Information. From the date hereof until the Closing, Seller shall (a) afford Buyer and its Representatives reasonable access, upon reasonable prior written notice and during normal business hours, to and the right to inspect all of properties, assets, premises, books and records, Contracts and other documents and data of Seller, to the extent related to the Business and reasonably necessary for Buyer’s evaluation of the transactions contemplated herein; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request in writing and that is in Seller’s possession or control, provided that Seller shall not be obligated to prepare or create any new reports, analyses or other materials; and (c) use commercially reasonable efforts to cause the Representatives of Seller to reasonably cooperate with Buyer in its investigation of the Business. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business or any other businesses of Seller. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

Section 6.03    No Solicitation of Other Bids.

(a)    Seller shall not, and shall not authorize or permit any of its Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) relating to the direct disposition, whether by sale, merger or otherwise, of all or any portion of the Business or the Purchased Assets.

(b)    In addition to the other obligations under this Section 6.03, Seller shall promptly (and in any event within three (3) Business Days after receipt thereof by Seller or its Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)    Seller agrees that the rights and remedies for noncompliance with this Section 6.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach by Seller shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

Section 6.04    Notice of Certain Events.

(a)    From the date hereof until the Closing, Seller shall promptly notify Buyer in writing of:

(i)    any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 to be satisfied;

(ii)    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)    any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)    any Actions commenced or, to Seller's Knowledge, threatened against, relating to or involving or otherwise affecting the Business, the Purchased Assets or the Assumed Liabilities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.13 or that relates to the consummation of the transactions contemplated by this Agreement.

(b)    Buyer's receipt of information pursuant to this Section 6.04 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement (including Section 8.02 and Section 9.01(b)) and shall not be deemed to amend or supplement the Disclosure Schedules.

Section 6.05    Employees and Employee Benefits.

(a)    Seller shall be solely responsible, and Buyer shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employee, officer, director, independent contractor or consultant of the Business, including, without limitation, hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with Seller at any time on or prior to the Closing Date and Seller shall pay all such amounts, solely to the extent accrued, due and owing by Seller, to all entitled persons on or prior to the Closing Date.

(b)    Seller shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former employees, officers, directors, independent contractors or consultants of the Business or the spouses, dependents or beneficiaries thereof, which claims relate to events occurring on or prior to the Closing Date. Seller also shall remain solely responsible for all worker's compensation claims of any current or former employees, officers, directors, independent contractors or consultants of the Business to the extent arising from events occurring on or prior to the Closing Date. Seller shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due.

Section 6.06    Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.07     Receivables. From and after the Closing, if Seller or any of its Affiliates receives or collects any funds due to Buyer from a Purchased Asset, Seller or its Affiliate shall remit such funds to Buyer within five (5) Business Days after its receipt thereof. From and after the Closing, if Buyer or its Affiliate receives or collects any funds due to Seller for services rendered prior to the Closing, Buyer or its Affiliate shall remit any such funds to Seller within five (5) Business Days after its receipt thereof. Schedule 6.07 sets forth a list of all Purchased Assets with (i) deliverables arising under any Purchased Assets that have not been performed as of the Execution Date, and (ii) payments due in connection with any Purchased Assets that have not yet been received by Seller, together with the applicable percentage allocation of such payments between Seller and Buyer.

Section 6.08     Governmental Approvals and Consents.

(a)    Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Ancillary Documents. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)    Seller and Buyer shall use reasonable best efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.03(c) of the Disclosure Schedules.

(c)    Without limiting the generality of the parties' undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all reasonable best efforts to:

(i)    respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any Ancillary Document;

(ii)    avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any Ancillary Document; and

(iii)    in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any Ancillary Document has been issued, to have such Governmental Order vacated or lifted.

(d)    All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Seller or Buyer with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

(e)    Notwithstanding the foregoing, nothing in this Section 6.08 shall require, or be construed to require, Buyer or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Buyer or any of its Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Buyer Material Adverse Effect or materially and adversely impact the economic or business benefits to Buyer of the transactions contemplated by this Agreement and the Ancillary Documents; or (iii) any material modification or waiver of the terms and conditions of this Agreement.

Section 6.09    Books and Records.

(a)    In order to facilitate the resolution of any claims made by or against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for a period of three (3) years after the Closing, Buyer shall:

(i)    retain the Books and Records (including personnel files) relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Seller; and

(ii)    upon reasonable notice, afford the Seller's Representatives reasonable access (including the right to make, at Seller's expense, photocopies), during normal business hours, to such Books and Records.

(b)    In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the Closing, or for any other reasonable purpose, for a period of three (3) years following the Closing, Seller shall:

(i)    retain the books and records (including personnel files) of Seller which relate to the Business and its operations for periods prior to the Closing; and

(ii)    upon reasonable notice, afford the Buyer's Representatives reasonable access (including the right to make, at Buyer's expense, photocopies), during normal business hours, to such books and records.

(c)    Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.09 where such access would violate any Law.

Section 6.10    Reporting Status. Reporting Status. Until the date on which the Buyers shall have sold all of the Registrable Securities (the “Reporting Period”), Buyer shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and Buyer shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. Buyer shall take all actions necessary to maintain its eligibility to register the Registrable Securities for resale by the Seller on Form S-3.

Section 6.11    During the Reporting Period, Buyer shall maintain its common stock listing or authorization for quotation (as the case may be) on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, The New York Stock Exchange or the NYSE American, or any successors to any of the foregoing (each, an “Eligible Market”). Neither the Buyer nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of its common stock on an Eligible Market. Buyer shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.11.

Section 6.12    Closing Conditions. From the date hereof until the Closing, each party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in ARTICLE VII hereof.

Section 6.13    Public Announcements. Unless otherwise required by applicable Law or rules of the Primary Trading Market (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 6.14    Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction shall be treated as Excluded Liabilities.

Section 6.15    Post-Closing Assignment of Contracts. To the extent not received prior to the Closing Date, Seller shall use its best efforts to obtain all necessary consents listed on Section 4.03(c) of the Disclosure Schedules within fifteen (15) days from the Closing Date.

Section 6.16    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 6.17    Delivery of Information for Proxy Statement. In connection with the Special Stockholder Meeting, Seller shall furnish to Buyer all information concerning Seller, its Affiliates, and/or the Purchased Assets as may be reasonably requested in connection with the preparation of the Proxy Statement, or as required by the Securities Act or the Exchange Act to be set forth in the Proxy Statement. Seller shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any respect.

Section 6.18    Tax Clearance Certificates. If requested by Buyer, Seller shall notify all of the taxing authorities in the jurisdictions that impose Taxes on Seller or where Seller has a duty to file Tax Returns of the transactions contemplated by this Agreement in the form and manner required by such taxing authorities, if the failure to make such notifications or receive any available tax clearance certificate (a “Tax Clearance Certificate”) could subject the Buyer to any Taxes of Seller. If any taxing authority asserts that Seller is liable for any Tax, Seller shall promptly pay any and all such amounts and shall provide evidence to the Buyer that such liabilities have been paid in full or otherwise satisfied.

Section 6.19    Buyer Board Composition. As soon as reasonably practicable after the Closing, Buyer will the current directors serving on Buyer’s Board of Directors will cause a vacant (either existing or by creation) seat on its Board to be filled by appointment by a designee of Seller; provided, however, such designee must be qualified to serve on a public company’s board of directors and meet the requirements of an "independent director" pursuant to the rules and regulations of Nasdaq.

Section 6.20    Buyer Stockholders Meeting. Buyer shall use commercially reasonable efforts to duly call, give notice of, convene, and hold the Special Stockholder Meeting as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, Buyer shall mail the Proxy Statement to the holders of Buyer Common Stock in advance of the Special Stockholder Meeting. Buyer shall use reasonable best efforts to solicit from the holders of Buyer Common Stock proxies in favor of the approval of the Buyer Stock Issuance.

Section 6.21    Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the Ancillary Documents.

Section 6.22    No Claims to Excluded Assets.

(a)    From and after the Closing, Buyer shall not, directly or indirectly, assert any right, title, interest in, or claim to any Excluded Asset. Buyer further agrees that it shall not take any action, or fail to take any action, that would reasonably be expected to impair, damage, interfere with, or adversely affect Seller’s or any of its Affiliates’ ownership, use, operation, value, or disposition of any Excluded Asset.

(b)    Without limiting the foregoing, Buyer shall not (a) represent to any third party that Buyer has any ownership, license, or other rights with respect to any Excluded Asset, (b) use or attempt to use any Excluded Asset in connection with the operation of Buyer’s business or the Business following the Closing, (c) contest or challenge Seller’s or its Affiliates’ rights, title, or interests in any Excluded Asset, or (d) knowingly take any action intended to cause a third party to assert a claim against Seller or any Excluded Asset.

(c)    Buyer shall reasonably cooperate with Seller, at Seller’s request and expense, in taking such actions as may be reasonably necessary to confirm, evidence, or protect Seller’s or its Affiliates’ rights in and to the Excluded Assets.

ARTICLE 7
CONDITIONS TO CLOSING

Section 7.01    Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following conditions: (a) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof; and (b) the Buyer Stock Issuance will have been duly adopted by the Requisite Stockholder Vote.

Section 7.02    Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer's waiver, at or prior to the Closing, of each of the following conditions:

(a)    Other than the representations and warranties of Seller contained in Section 4.01, Section 4.02, Section 4.03, Section 4.15, Section 4.16, and Section 4.17 (collectively, the “Seller Fundamental Reps”), the representations and warranties of Seller contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Seller Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Seller Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Seller contained in the Seller Fundamental Reps, shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)    Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)    Intentionally Omitted.

(d)    No Action shall have been commenced against Buyer or Seller, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(e)    All approvals, consents and waivers that are listed on Section 4.03(c) of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(f)    Seller shall have received all necessary consents, authorizations, orders and approvals from the Governmental Authorities, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.

(g)    From the date of this Agreement, there shall not have occurred any Seller Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Seller Material Adverse Effect.

(h)    Seller shall have delivered to Buyer duly executed counterparts to the Ancillary Documents and such other documents and deliveries set forth in Section 3.02(a).

(i)    Intentionally Omitted.

(j)    All Encumbrances relating to the Purchased Assets, except for Permitted Encumbrances, shall have been released in full, and Seller shall have delivered to Buyer written evidence, in form satisfactory to Buyer in its reasonable discretion, of the release of such Encumbrances.

(k)    Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied (the “Seller Closing Certificate”).

(l)    Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(m)    Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder.

(n)    Seller shall have received the approval of its stockholders to enter into this Agreement and the consummation of the transactions contemplated hereby pursuant to, and in accordance with, all Applicable Laws to the extent required by Applicable Law or Seller’s organizational documents.

(o)    Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests prior to the Closing Date and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 7.03    Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller's waiver, at or prior to the Closing, of each of the following conditions:

(a)    Other than the representations and warranties of Buyer contained in Section 5.01, Section 5.02, and Section 5.04 (collectively, the “Buyer Fundamental Reps”), the representations and warranties of Buyer contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Buyer Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Buyer Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer contained in the Buyer Fundamental Reps shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(b)    Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.

(c)    No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(d)    Buyer shall have delivered to Seller duly executed counterparts to the Ancillary Documents and such other documents and deliveries set forth in Section 3.02(b).

(e)    Intentionally Omitted.

(f)    Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”).

(g)    Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(h)    Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder.

(i)    Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests prior to the Closing Date and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(j)    From the Execution Date until the Closing Date, Buyer shall not have taken any action or omission which would have the effect of intentionally causing a Seller Material Adverse Effect, which shall include, solely for purposes of this Section 7.03(i), its Affiliates.

(k)    From the Execution Date until the Closing, there shall not have occurred any Buyer Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Buyer Material Adverse Effect.

ARTICLE 8
INDEMNIFICATION

Section 8.01    Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is one year from the Closing Date; provided, that the representations and warranties in (i) the Buyer Fundamental Reps and the Seller Fundamental Reps shall survive indefinitely, and (ii) Section 4.16 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.02    Indemnification By Seller. Subject to the other terms and conditions of this ARTICLE VIII and elsewhere in this Agreement, Seller shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)    any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, the Ancillary Documents or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement, the Ancillary Documents or any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement;

(c)    any Excluded Asset or any Excluded Liability; or

(d)    any Third Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of Seller or any of its Affiliates (other than the Purchased Assets or Assumed Liabilities) conducted, existing or arising on or prior to the Closing Date.

Section 8.03    Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VIII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)    any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement, the Ancillary Documents, or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement, the Ancillary Documents or any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement; or

(c)    any Assumed Liability.

Section 8.04    Certain Limitations. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)    Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds Fifty Thousand and 00/100 Dollars ($50,000.00) (the “Basket”), in which event Seller shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Seller shall be liable pursuant to Section 8.02(a) shall not exceed the Closing Cash Consideration (the “Cap”).

(b)    Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 8.03(a) shall not exceed the Cap.

(c)    Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) and Section 8.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any Seller Fundamental Rep or Buyer Fundamental Rep. For purposes of this ARTICLE VIII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Buyer Material Adverse Effect or Seller Material Adverse Effect, as applicable, or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 8.05    Indemnification Procedures. The party making a claim under this ARTICLE VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE VIII is referred to as the “Indemnifying Party”.

(a)    Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party's expense and by the Indemnifying Party's own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Business, to the extent such Person is not an existing supplier or customer of Seller or its Affiliates at such time, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party's right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party reasonably determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.06) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)    Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). Each Indemnified Party shall use commercially reasonable efforts to mitigate any Losses for which it may seek indemnification under this Article VIII.

(c)    Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party's investigation by giving non-privileged information and assistance (including access to the Indemnified Party's premises and personnel, during normal business hours, and the right to examine and copy any non-privileged documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 8.06    Payments; Contingent Consideration Setoff.

(a)    Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VIII, the Indemnifying Party shall satisfy its obligations within thirty (30) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such thirty (30) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to 10%. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed, without compounding.

(b)    Any Losses payable to a Buyer Indemnitee pursuant to this ARTICLE VIII shall be satisfied: (i) from the Delayed Cash Payment, to the extent that it has not yet been paid to Seller, provided that Buyer notifies Seller in writing that Buyer intends to make such set-off at least ten (10) days prior to the date that the Delayed Cash Payment is payable; (ii) from any Earnout Consideration that may be payable under Section 2.06, provided Buyer notifies Seller in writing that Buyer intends to make such set-off at least ten (10) days prior to the date such Earnout Payment is payable; and (iii) to the extent the amount of Losses exceed the Delayed Cash Payment and/or the Earnout Consideration payable, or in the event the Delayed Cash Payment and/or the Earnout Consideration has already been paid to Seller, from Seller.

Section 8.07    Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.08    Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party's right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party's waiver of any condition set forth in Section 7.02 or Section 7.03, as the case may be.

Section 8.09    Exclusive Remedies. Subject to Section 6.07 and Section 10.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VIII. Nothing in this ARTICLE VIII shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party's fraudulent, criminal or intentional misconduct.

ARTICLE 9
TERMINATION

Section 9.01    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by the mutual written consent of Seller and Buyer;

(b)    by Buyer by written notice to Seller if:

(i)    Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure has not been cured by Seller within ten (10) days of Seller's receipt of written notice of such breach from Buyer; or

(ii)    any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by May 31, 2026, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

(c)    by Seller by written notice to Buyer if:

(i)    Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure has not been cured by Buyer within ten (10) days of Buyer's receipt of written notice of such breach from Seller; or

(ii)    any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by May 31, 2026, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)    by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.02    Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)    as set forth in this ARTICLE IX and Section 6.06 and ARTICLE X hereof; and

(b)    that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

ARTICLE 10
MISCELLANEOUS

Section 10.01    Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Seller:	Esports Now, LLC E-mail: ben@misfitsgaming.gg Attention: Ben Spoont

with a copy (which will not constitute notice to Buyer) to:	ESG Law LLP E-mail: hp@esglaw.com Attention: Harris Peskin

If to Buyer, to:	Super League Enterprise, Inc. 2450 Colorado Ave., Suite 100E Santa Monica, CA 90404 Attention: Matthew Edelman, CEO

with a copy (which will not constitute notice to Buyer) to:	Disclosure Law Group, a Professional Corporation 600 West Broadway, Suite 700 San Diego, CA 92101 Attention: Jack Kennedy Email: jkennedy@disclosurelawgroup.com

Section 10.03    Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.07(a), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06    Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.07    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of Seller, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder, including, without limitation, its indemnification obligations pursuant to ARTICLE VIII.

Section 10.08    No Third-party Beneficiaries. Except as provided in ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b)    Each of the parties hereto irrevocably agrees that any legal Action or proceeding with respect to this Agreement, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the State Court of California, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal district courts within the State of California . Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.02 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 10.10(b); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 10.11    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

“SELLER”
ESPORTS NOW, LLC
a Delaware limited liability company

By
Name: Ben Spoont
Title: Authorized Signatory

“BUYER”
SUPER LEAGUE ENTERPRISE, INC.
a Delaware corporation

By
Name: Matthew Edelman
Title: Chief Executive Officer

TABLE OF SCHEDULES AND EXHIBITS

General Disclosure Schedules

[All Intentionally Omitted]

Schedule 1.01 – Employees and Independent Contractors

Schedule 1.02 – Permitted Encumbrances

Schedule 1.03 – Misfits Revenue Sources

Schedule 2.02 – Excluded Assets

Schedule 2.08 – Allocation Schedule

Schedule 6.07 – Accounts Receivable

Seller Disclosure Schedules

[Intentionally Omitted]

Schedule 4.03(c) – Consents, Notices, and Other Actions

Schedule 4.04(a) – Material Contracts

Schedule 4.07(a) – Intellectual Property

Schedule 4.07(b) – Intellectual Property Agreements

Schedule 4.08(a)(i) – Proprietary Software

Schedule 4.08(a)(ii) – licensed Intellectual Property

Schedule 4.08(e) – Software Developers and Vendors

Schedule 4.11 – Assigned Contracts

Schedule 4.12(a) – Material Customers

Schedule 4.12(b) – Material Suppliers

Buyer Disclosure Schedules

[Intentionally Omitted]

Schedule 5.10(a) – Capitalization

Schedule 5.10(b) – Outstanding Rights to Purchase

Exhibits

Exhibit A – Employment Offer Letter [Intentionally Omitted]

Exhibit B – Independent Contractor Agreements [Intentionally Omitted]

Exhibit C – Release Agreements [Intentionally Omitted]

Exhibit D – Assignment and Assumption Agreement

Exhibit E – Intellectual Property Assignment Agreement

Exhibit F – Brand Partnership Agreement

Exhibit G – Registration Rights Agreement

Exhibit H – Warrant

Exhibit I – Pre-Funded Warrant

Exhibit A

Form of Employment Offer Letter

[EXHIBIT INTENTIONALLY OMITTED]

2

Exhibit B

Form of Independent Contractor Agreements

[EXHIBIT INTENTIONALLY OMITTED]

3

Exhibit C

Form of Release Agreement

[EXHIBIT INTENTIONALLY OMITTED]

4

Exhibit D

Assignment and Assumption Agreement

[Exhibit Follows]

5

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of as of [                  ] (this “Agreement”), is entered into by and between Esports Now, LLC, a Delaware limited liability company (“Assignor”) and Super League Enterprise, Inc., a Delaware limited liability company (“Assignee”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among Assignor and Assignee, Assignor has agreed to sell, assign, transfer, convey and deliver to Assignee, and Assignee has agreed to purchase from Assignor, all of Assignor’s right, title and interest in, to and under the Purchased Assets, upon the terms and conditions set forth in the Purchase Agreement;

WHEREAS, pursuant to the Purchase Agreement, Assignee has agreed to assume the Assumed Liabilities, upon the terms and conditions set forth in the Purchase Agreement; and

WHEREAS, the Closing shall have occurred concurrently with the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the Purchase Agreement, Assignor and Assignee hereby agree as follows:

1.    Assignment of Assets. Assignor hereby sells, assigns, transfers, conveys and delivers to Assignee all of Assignor’s right, title and interest in, to and under the Purchased Assets, other than the Excluded Assets, free and clear of all Encumbrances whatsoever, except for the Assumed Liabilities and Permitted Encumbrances, and Assignee hereby accepts such assignment.

2.    Assumption of Assumed Liabilities. Assignee hereby assumes the Assumed Liabilities and agrees to perform, pay, and discharge, as and when due, all obligations of Assignor under the Assumed Liabilities. Assignor acknowledges and agrees that, except as expressly set forth in the Purchase Agreement and this Agreement, Assignee is not assuming, and shall not be deemed by virtue of the execution and delivery of this Agreement to have assumed, any liability of Assignor other than the Assumed Liabilities, and explicitly shall be deemed not to assume any Excluded Liabilities.

3.    Purchase Agreement. If any conflict or inconsistency exists between the terms of this Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall govern and control. This Agreement is made without representation and warranty except as provided in or pursuant to the Purchase Agreement, and this Agreement is in all respects subject to the provisions of the Purchase Agreement.

6

4.    Applicable Law, Jurisdiction and Venue. Section 10.10 of the Purchase Agreement is hereby incorporated by reference.

5.    Further Assurances. If at any time after the Closing any further action is necessary or desirable to fully effect the transactions contemplated by this Agreement, each of the parties hereto shall take, and shall cause their respective Affiliates to take, any action (including the execution and delivery of any instruments and documents) as any other party reasonably may request.

6.    Counterparts. This Agreement may be executed in any number of duplicate counterparts (including by means of .pdf format), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.    Amendment. This Agreement may not be amended or altered except by a written instrument executed by the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by an authorized officer as of the date first written above.

ASSIGNOR:

ESPORTS NOW, LLC.

By:
Name:
Title:

ASSIGNEE:

SUPER LEAGUE GAMING, INC.

By:
Name: Matthew Edelman
Title: Chief Executive Officer

7

Exhibit E

Intellectual Property Assignment

[Exhibit Follows]

8

Intellectual Property Assignment Agreement

This Intellectual Property Assignment Agreement (“IP Assignment”), dated as of [                  ], is made by Esports Now, LLC (“Seller”), a Delaware limited liability company , in favor of Super League Enterprise, Inc. (“Buyer”), a Delaware corporation, the purchaser of certain assets of Seller pursuant to that certain Asset Purchase Agreement between Buyer and Seller, dated as of March 16, 2026 (the “Asset Purchase Agreement”). Capitalized terms used herein but not defined shall have the meaning set forth in the Asset Purchase Agreement.

WHEREAS, under the terms of the Asset Purchase Agreement, Seller has conveyed, transferred and assigned to Buyer, among other assets, certain intellectual property of Seller, and has agreed to execute and deliver this IP Assignment, for recording with the United States Patent and Trademark Office, the United States Copyright Office and corresponding entities or agencies in any applicable jurisdictions;

NOW THEREFORE, the parties hereto agree as follows:

1.    Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably conveys, transfers and assigns to Buyer, and Buyer hereby accepts, all of Seller's right, title and interest in and to the following (the “Assigned IP”):

(a)    The Intellectual Property Assets including the proprietary code in the folder listed on Schedule 4.08(a)(i) of the Asset Purchase Agreement, and all writings, works of authorship, technology, inventions, discoveries, ideas, and other work product of any nature whatsoever, that were created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by Seller comprising the foregoing to the extent the same is not an Excluded Asset or Excluded Source Code, including all printed, physical, and electronic copies of the foregoing, and all improvements, rights, and claims of the foregoing, and other tangible embodiments thereof, as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), patents, and other intellectual property rights therein, whether registered or unregistered, arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions, and renewals thereof;

(b)    all rights of any kind whatsoever of Seller accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(c)    any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(d)    any and all claims and causes of action, with respect to any of the foregoing, whether accruing before, on and/or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.    Recordation and Further Actions. Seller hereby authorizes the Commissioner for Trademarks in the United States Patent and Trademark Office, the Register of Copyrights in the United States Copyright Office, and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Assignment upon request by Buyer. Following the date hereof, Seller shall take such steps and actions, and provide such cooperation and assistance to Buyer and its successors, assigns and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be necessary to effect, evidence or perfect the assignment of the Assigned IP to Buyer, or any assignee or successor thereto.

3.    Terms of the Asset Purchase Agreement. The parties hereto acknowledge and agree that this IP Assignment is entered into pursuant to the Asset Purchase Agreement, to which reference is made for a further statement of the rights and obligations of Seller and Buyer with respect to the Assigned IP. The representations, warranties, covenants, agreements and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

4.    Counterparts. This IP Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this IP Assignment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this IP Assignment.

5.    Successors and Assigns. This IP Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.    Governing Law. This IP Assignment and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this IP Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

[Signature page follows]

IN WITNESS WHEREOF, Seller has duly executed and delivered this IP Assignment as of the date first above written.

ESPORTS NOW, LLC
a limited liability company

By:
Name:
Title:

AGREED TO AND ACCEPTED:

SUPER LEAGUE ENTERPRISE, INC.
a Delaware corporation

By:
Name: Matthew Edelman
Title: Chief Executive Officer

[Signature Page to Intellectual Property Assignment Agreement]

Exhibit F

Brand Partnership Agreement

[Exhibit Follows]

Exclusive Brand Partnership Agreement

THIS EXCLUSIVE BRAND PARTNERSHIP AGREEMENT (this "Agreement"), dated as of [                  ] (the “Effective Date”), is entered into by and between Esports Now, LLC, a Delaware limited liability company ("Misfits"), and Super League Enterprise, Inc., a Delaware corporation ("Company," and together with Misfits, the "Parties," and each, a "Party"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement (defined below).

RECITALS

WHEREAS, simultaneously with the execution of this Agreement, Misfits and Company entered into an Asset Purchase Agreement (the “Purchase Agreement”), whereby Company has agreed to purchase certain assets (collectively, the “Assets”) of Misfits subject to the terms and conditions set forth in that Purchase Agreement;

WHEREAS, as partial consideration for the payment of the Purchase Price, Misfits agrees to grant certain preferred rights (the “Preferred Rights”) to Company for purposes of selling brand partnerships where a third-party brand may be advertised (via sponsorships, marketing, brand endorsements, product placements, brand integrations and other similar associations) with (“Partnerships”) certain games in the Misfits Roblox game portfolio (the “Misfits Games”);

WHEREAS, the Misfits Games mean those Roblox games which are published or co-published under the Misfits brand, provided if Misfits relinquishes publishing responsibilities the game shall cease to be considered a Misfits Game; and

WHEREAS, Misfits and Company desire to enter into this Agreement to set forth the terms and conditions for which Company will be granted the Preferred Rights.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

2.    Exclusive Opportunities. For any bonafide Partnership opportunities with one or more Misfits Games, with the definition of bonafide being determined in the reasonable discretion of Misfits, to the extent Misfits has not already engaged in discussions for the same Partnership opportunity with other third parties, as between the Parties and subject to Section 3.2, Company shall have exclusive rights to present the applicable Misfits Game(s) for the Partnership opportunity, subject to Section 4 (the “Exclusive Opportunity”). Notwithstanding the foregoing, the Exclusive Opportunity will not apply to any Misfits Game that is not solely and unilaterally controlled by Misfits for the purpose of entering into binding agreements implementing Partnerships (“Uncontrolled Misfits Games”), and Company may not present any Uncontrolled Misfits Games for any Partnership opportunity without the express written consent of Misfits; provided, however, Misfits shall use commercially reasonable efforts to secure participation in Partnerships from such Uncontrolled Misfits Games. Company acknowledges that Misfits does control the decision of any third parties that have partial or unilateral control over any Uncontrolled Misfits Games, including Third Party Owners and agrees that any inability by Misfits to secure participation in Partnerships from any Uncontrolled Misfits Games is not a breach of this Agreement, provided that Misfits has used commercially reasonable efforts to secure participation.

3.    Status as Independent Contractor. Company is an independent contractor pursuant to this Agreement. Nothing in this Agreement creates any agency, joint venture, partnership, or other form of joint enterprise, employment, or fiduciary relationship between the Parties. Neither Party has any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party or to bind the other Party to any contract, agreement, or undertaking with any customer or other third party.

4.    Misfits Obligations.

4.1    Program Management. If Misfits determines, in its sole discretion, that it needs external resources to manage a Partnership opportunity , Misfits will offer Company the first right to provide such program management services (“Program Management”), on the terms and conditions to be negotiated in good faith between the Parties. If the Parties mutually agree on such terms and conditions, Company will provide services and Misfits shall pay Company based on such terms and conditions. In the event the Parties cannot agree upon terms for Company’s provision of Program Management services within two (2) weeks of Misfits notifying Company of Misfits’ need for such services, Misfits shall be under no obligation to use Company for such services.

4.2    Misfits agrees it will not hire or contract with any brand partnerships or sales teams for one (1) year from the Effective Date, provided the existing Misfits staff (including staff employed under affiliate or related Misfits entities under common control with Misfits) contracted to perform services or employed on a full-time or part-time basis as of the Effective Date, including but not limited to Ben Spoont and Hussain Moosvi, shall be permitted to solicit Partnerships (the “Misfits Staff”). After the foregoing one (1) year period, Misfits staff hired after the (1) year period may solicit Partnerships.

5.    Company Obligations.

5.1    Responsibilities.  ;Company shall obtain Misfits’ prior written approval, which approval shall not be unreasonably withheld, before approaching a brand regarding any Partnership for a Misfits Game (including Uncontrolled Misfits Games). In connection with the Exclusive Opportunities, Company will primarily be responsible for (i) solicitation, and negotiation of underlying documentation, and (ii) pricing, invoicing and collection of revenues, and (iii) performance, delivery and oversight (as applicable) of all applicable obligations to the customer for Exclusive Opportunities; provided, however, under no circumstances will Company be permitted to, expected to, or be obligated to, make actual changes to Misfits Games in order to effectuate any Exclusive Opportunity. Company shall present all material terms and underlying documentation to Misfits for review and approval. Misfits shall have sole and absolute discretion over all terms, conditions, and pricing relating to any Partnership relating to the Misfits Games including whether to execute any such Partnership..

5.2    Obligations. Company will use commercially reasonable efforts to include specific payment, scope, and timeline details for each Exclusive Opportunity when presenting the Exclusive Opportunity to Misfits for approval.

5.3    Costs and Expenses. Company shall pay Misfits based on mutually agreed upon terms between Misfits and Company for each Exclusive Opportunity. In the event the Parties cannot agree upon terms within two (2) weeks of Company presenting the Exclusive Opportunity, the exclusivity shall lapse for the opportunity. Misfits shall be under no obligation to accept the terms of any Exclusive Opportunity including payment terms to Misfits. Company shall keep accurate books and records related to all Partnerships, Program Management, and payment obligations to Misfits, Misfits may audit such books and records up to one (1) time per year during reasonable business hours and upon ten (10) days written notice. If the audit reveals an underpayment, Company shall pay such shortfall net10 from final determination. If the audit reveals a shortfall of more than ten (10%) percent, Company shall reimburse Misfits for the reasonable costs of such audit.

5.4    Company Acknowledgments. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement will bind any third-party owners or operators of the Misfits Games (“Third Party Owners”), and nothing in this Agreement will encumber such Third-Party Owners’ co-ownership interests in Misfits Games. Company acknowledges and agrees that (i) certain Misfits Games may be (1) wholly owned by Third Party Owners, or (2) owned as a tenancy in common interest with Third Party Owners, which permits other tenants-in-common to make economic use of such Third Party Owners’ interest, (ii) Misfits may not have the right to enter into agreements related to Partnerships for Misfits Games, or to restrict other owners or operators from exploiting certain rights in connection with the Misfits Games, including sponsorship rights, (iii) Misfits’ entry into the Purchase Agreement and this Agreement will not bind any Third Party Owners in any way, and (iv) a Third Party Owner’s exploitation of any rights associated with Misfits Games will not be deemed a breach of the Purchase Agreement or this Agreement. For clarity, any exclusive right, preferred right, or restriction granted to Company under this Agreement (including under Sections 1 and 3) applies solely to Misfits and shall not be construed to bind, restrict, or otherwise apply to any Third Party Owners.

6.    Compliance with Laws. The Parties shall at all times comply with all applicable federal, state, and local laws and regulations in performing their respective responsibilities hereunder.

7.    Term and Termination. Excluding section 3.2, this Agreement shall commence as of the date hereof and shall continue for an initial term of one (1) year. After the end of the initial term, renewal shall require mutual written agreement between the Parties. Either Party may terminate this Agreement if (a) the other Party materially breaches this Agreement and fails to cure the material breach within ten (10) days of receiving written notice thereof, or (b) the other Party is in material breach of the Purchase Agreement or any ancillary documents related thereto, (c) the Purchase Agreement has been terminated

8.    Indemnification; Limitation of Liability.

8.1    General Indemnification. Each Party (as "Indemnifying Party") shall indemnify, defend, and hold harmless the other Party and its officers, directors, employees, agents, affiliates, successors, and permitted assigns (collectively, "Indemnified Party") against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, the costs of enforcing any right to indemnification under this Agreement, and the cost of pursuing any insurance providers, incurred by Indemnified Party, relating to any claim of a third party (collectively, "Losses") arising out of Indemnifying Party's negligence, willful misconduct, or breach of this Agreement. The Indemnified Party shall immediately notify the Indemnifying Party of any claim subject to indemnity by the Indemnifying Party, provided that the failure to notify does not relieve the Indemnifying Party from its indemnity obligations except to the extent that the Indemnifying Party can demonstrate prejudice or loss as a result of the failure to notify. The Indemnifying Party may assume and control the defense and settlement of any claim subject to indemnification, provided that Indemnifying Party shall not enter into any settlement without the Indemnified Party's prior written consent (which shall not be unreasonably withheld, conditioned, or delayed). The Indemnified Party shall reasonably cooperate with the Indemnifying Party.

8.2    Intellectual Property Indemnification. Misfits shall indemnify, defend, and hold harmless Company and its officers, directors, employees, agents, affiliates, successors, and permitted assigns against any and all Losses arising out of any third party claim alleging that any Misfits Intellectual Property used properly used by Company in accordance with the terms hereunder infringes any intellectual property rights of any third party. Company shall immediately notify Misfits of any claim subject to indemnity by Misfits. Misfits may assume and control the defense and settlement of any claim subject to indemnification under this Section 7.2, provided that in no event shall Misfits enter into any settlement that imposes any admission of liability, non-monetary obligation, or injunctive relief on Company without Company's prior written consent (which shall not be unreasonably withheld, conditioned, or delayed). Company shall reasonably cooperate with Misfits.

9.    Intellectual Property and Licenses. During the Term, and subject to this Agreement, Misfits grants Company a limited, non-exclusive, revocable, non-transferable, and non-sublicensable license to: (i) perform the company obligations described in Section 4, and (ii) subject to Misfits’ prior written approval in each instance, use certain Misfits’ intellectual property provided or approved by Misfits (“Misfits Intellectual Property”) solely in connection with Company’s performance of the company obligations described in Section 4 and solely in accordance with any limitations on use, brand guidelines or other instructions provided by Misfits.

9.1     As between the Parties, all deliverables, materials, content, designs, works of authorship, and other work product created, developed, or provided by or on behalf of Company in connection with the performance of the company obligations, including the Partnerships for Misfits Games, under this Agreement (collectively, the “Work Product”) shall be exclusively owned by Misfits.

(a)    To the extent Company utilizes any of its pre-existing intellectual property, tools, software, methodologies, platforms, or development kits (including, without limitation, any software development kits, (the “Company Intellectual Property”) in connection with an Exclusive Opportunity, such intellectual property shall remain the sole and exclusive property of Company. Nothing in this Agreement shall be construed to assign, transfer, or grant ownership of such Company intellectual property to Misfits. Notwithstanding the foregoing, (i) Company’s ownership shall not extend to any intellectual property incorporated into the deliverables that is not owned or controlled by Company, and (ii) absent an agreement to the contrary, Parties acknowledge that Misfits shall not be obligated to use the Company Intellectual Property in connection with an Exclusive Opportunity.

(b)     Company hereby grants to Misfits and its affiliates, a non-exclusive, sublicensable (to those parties necessary to incorporate the Company Intellectual Property into assets underlying Exclusive Opportunities), license to use, reproduce, promote, host, display, broadcast, distribute, and stream the Company Intellectual Property, including any outputs, renderings, or displays generated by the Company Intellectual Property, to the extent necessary to fulfill the obligations of Exclusive Opportunities solely for the respective terms thereof.

9.2    To the fullest extent permitted by applicable law, the Parties agree that all Work Product constitutes “works made for hire” for Misfits under the U.S. Copyright Act. To the extent that ownership of any Work Product does not automatically vest in Misfits as a work made for hire, Company hereby irrevocably assigns, transfers, and conveys to Misfits all worldwide right, title, and interest in and to such Work Product, including all intellectual property rights therein.

9.3    Company shall cause its employees, contractors, and agents involved in the creation of any Work Product to execute written agreements consistent with the terms of this Section and shall execute and deliver such documents as Misfits may reasonably request to evidence, perfect, or enforce Misfits’ rights in the Work Product.

9.4    Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement herein shall convey or give any right, title, or interest in or to (a) the Misfits Games, or any games related to a Partnership, (b) any intellectual property rights embodied in, related to, or used in connection with the Misfits Games, or any games related to a Partnership, including any copyrights, trademarks, trade names, service marks, logos, trade dress, patents, proprietary content, or other intellectual property therein, or (c) any social media accounts, websites, digital platforms, or other digital assets associated with or relating to the Misfits Games, or any games related to a Partnership. For the avoidance of doubt, Company shall not acquire any ownership or other proprietary interest in any of the foregoing by virtue of performing services under this Agreement, including any services performed pursuant to an Exclusive Opportunity or Program Management or otherwise in connection with the Misfits Games.

10.    Representations and Warranties. Company represents and warrants that: (a) it has all requisite right and authority to enter into this Agreement, and the performance of its obligations hereunder will not conflict with any of its agreements with or obligations to any third party; (b) it will perform its obligations under this Agreement in a professional and workmanlike manner and the performance of its obligations shall conform substantially to the specifications stated hereunder; (c) it will comply with all applicable laws, rules, and regulations applicable to the performance of its obligations; and (d) when performing its obligations hereunder, it will not violate any intellectual property rights, any agreement between Company and a third party, or any other applicable laws.

11.    Entire Agreement. This Agreement and the Purchase Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

12.    Survival. Any provision that, in order to give proper effect to its intent, should survive the expiration or termination of this Agreement, will survive such expiration or termination.

13.    Notices. All notices under this Agreement shall be made pursuant to Section 10.02 of the Purchase Agreement.

14.    Severability. If any term or provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

15.    Amendment. The Parties may not amend this Agreement except by written instrument signed by the Parties.

16.    Waiver. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

17.    Assignment; Successors and Assigns. Neither Party shall assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party. Any purported assignment or delegation in violation of this Section is null and void. No assignment or delegation relieves the assigning or delegating Party of any of its obligations under this Agreement. This Agreement is binding on and inures to the benefit of the Parties and their respective successors and permitted assigns.

18.    Choice of Law; Choice of Forum. This Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with Section 10.10 of the Purchase Agreement.

19.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above

“MISFITS”
ESPORTS NOW, LLC
a Delaware corporation

By
Name:
Title:

“COMPANY”
SUPER LEAGUE ENTERPRISE, INC.
a Delaware corporation

By
Name: Matthew Edelman
Title: Chief Executive Officer

Exhibit G

Registration Rights Agreement

[Exhibit Follows]

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of [                  ] (the “Effective Date”) between Super League Enterprise, Inc., a Delaware corporation (the “Company”), and Esports Now, LLC, a Delaware limited liability company (“Purchaser”). Terms used herein but not defined shall have the definition ascribed to them in that certain Asset Purchase Agreement, dated as of the date hereof, by and between the Company and Seller (the “Purchase Agreement”).

RECITALS:

WHEREAS, pursuant to the Purchase Agreement, the Company purchased certain assets of Misfits, a portion of the consideration for which was shares of Buyer’s Common Stock, Pre-Funded Warrants to Purchase Common Stock (the “Pre-Funded Warrants”), and Common Stock Purchase Warrants (the “Warrants”); and

WHEREAS, in connection with the Purchase Agreement, the Company agreed to provide certain registration rights on (A) the Closing Share Consideration, (B) that number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “PFW Shares”), as set forth in the Pre-Funded Warrants as of the Closing Date, and (C) that number of shares of Common Stock issuable upon exercise of Warrants (the “Warrant Shares”), as set forth in the Warrants as of the Closing Date, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

1.    Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Agreement” has the meaning given it in the preamble to this Agreement.

“Allowed Delay” has the meaning given it in Section 2(c)(2) of this Agreement.

“Approved Market” means the Over-the-Counter Bulletin Board, the OTC Markets, Nasdaq Stock Market, the New York Stock Exchange or the NYSE American.

“Blackout Period” means, with respect to a registration, a period, in each case commencing on the day immediately after the Company notifies Seller that they are required, because of the occurrence of an event of the kind described in Section 3(f) hereof, to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such Registration Statement, if any, would be seriously detrimental to the Company or its stockholders and ending on the earlier of (1) the date upon which the MNPI commencing the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of the Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission or any other applicable federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Company” has the meaning given it in the preamble to this Agreement.

“DTC” has the meaning given it in Section 9(d).

“Effective Date” has the meaning given it in the preamble to this Agreement.

“Effectiveness Deadline” means the date that is ninety (90) days after the Registration Filing Date.

“Effectiveness Period” has the meaning given it in Section 2(a) of this Agreement

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means Seller or any permitted transferee or assignee thereof to whom Seller assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 6 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 6.

“Legend Removal Certificate” has the meaning given it in Section 3(l) of this Agreement.

“Legend Removal Shares” has the meaning given it in Section 3(l) of this Agreement.

“MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act, which shall, in any case, include the receipt of the notice pursuant to Section 2(c) and the information contained in such notice.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Security” or “Registrable Securities” means (i) the shares issuable as the Closing Share Consideration, (ii) the PFW Shares, (iii) the Warrant Shares, and (iv) any capital stock of the Company issued or issuable with respect to the shares issued as the Closing Share Consideration, the PFW Shares, or the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversion set forth in the Pre-Funded Warrant or the Warrant; provided, however, that a security shall cease to be a Registrable Security upon sale pursuant to the Registration Statement or Rule 144

“Registration Filing Date” means the earlier of (i) date that the Registration Statement is filed with the Commission or (ii) ninety (90) days after the Closing Date.

“Registration Statement” means the registration statement that the Company is required to file pursuant to this Agreement to register the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Trading Days” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer Agent” means Issuer Direct, the current transfer agent of the Company, with a mailing address of One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603, a facsimile number of 919-481-6222 and an email address of info@issuerdirect.com, and any successor transfer agent of the Company.

2.    Registration.

(a)    Mandatory Registration. Not later than the Registration Filing Date, the Company shall file with the Commission a Registration Statement on Form S-1, Form S-3 or any other appropriate form, relating to the resale by the Holders of all of the Registrable Securities, and the Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter, but in no event later than the Effectiveness Deadline and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s Transfer Agent and the affected Holders (the “Effectiveness Period”).

(b)    Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Holders based on the number of Registrable Securities held by each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Holders, pro rata based on the number of Registrable Securities then held by such Holders which are covered by such Registration Statement.

(c)     (1) if the Commission allows the Registration Statement to be declared effective at any time before or after the Effectiveness Date, subject to the withdrawal of certain Registrable Securities from the Registration Statement, and the reason is the Commission’s determination that (x) the offering of any of the Registrable Securities constitutes a primary offering of securities by the Company, (y) Rule 415 may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (z) a Holder of any Registrable Securities must be named as an underwriter, the Holders understand and agree the Company may reduce, on a pro rata basis, the total number of Registrable Securities to be registered on behalf of each such Holder. In any such pro rata reduction, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of unregistered Conversion Shares; and

(2)     For not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may suspend the use of any prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of MNPI concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related prospectus so that (i) such Registration Statement shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein or (ii) such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, including in connection with the filing of a post-effective amendment to such Registration Statement in connection with the Company’s filing of an Annual Report on Form 10-K for any fiscal year (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Holder in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Holder) disclose to such Holder any MNPI giving rise to an Allowed Delay, (b) advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

3.    Registration Procedures for Registrable Securities. The Company will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:

(a)    prepare and file with the Commission with respect to the Registrable Securities, a Registration Statement on Form S-1, Form S-3, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and shall remain effective during the Effectiveness Period. Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Holders shall have no further right to offer or sell any of the Registrable Securities registered for resale thereon pursuant to the respective Registration Statement (or any prospectus relating thereto);

(b)    if the Registration Statement is subject to review by the Commission, respond in a commercially reasonable manner to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

(c)    prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period;

(d)    furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period;

(e)    use its commercially reasonable efforts to register or qualify such registration under such other applicable securities laws of such jurisdictions as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(f)    notify each Holder of Registrable Securities, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event (as promptly as practicable after becoming aware of such event), which comes to the Company’s attention, that will after the occurrence of such event cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

(g)    comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(h)    as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

(i)    use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on such Approved Market on which securities of the same class or series issued by the Company are then listed or quoted;

(j)    provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock registered hereunder;

(k)    though the Registrable Securities will be issued in book entry form, if requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;

(l)    use commercially reasonable efforts to (i) cause its legal counsel, at the Company’s expense, (a) to issue to the Transfer Agent for the Common Stock, within a reasonable period of time after the Effective Date, a “blanket” legal opinion in customary form to the effect that the Registrable Securities covered by the Registration Statement have been registered for resale under the Securities Act and, if such counsel has requested and received a signed certificate (a “Legend Removal Certificate”) from a Holder of the Registrable Securities, may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 (“Legend Removal Shares”) upon resale pursuant to such Registration Statement; and (b) promptly to amend such opinion to cause the Registrable Securities to be Legend Removal Shares after later receipt of a Legend Removal Certificate from the Holder, and (ii) cause the Transfer Agent for the Common Stock to issue such Registrable Securities without any such legend within three (3) Trading Days after the Transfer Agent’s receipt of such legal opinion with respect to Legend Removal Shares or otherwise within three (3) Trading Days after the Transfer Agent’s receipt of evidence in customary form that the Registrable Securities have been sold pursuant to an effective resale registration statement under the Securities Act, as certificates, DRS Statements or electronic book entry positions, as requested by a Holder; and

(m)    take all other reasonable actions necessary to expedite and facilitate the disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

4.    Suspension of Offers and Sales. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) hereof or of the commencement of a Blackout Period, such Holder shall discontinue the disposition of Registrable Securities included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.    Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company and of its independent accountants; provided, that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. Except as provided in this Section 5 and Section 8, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.

6.    Assignment of Rights. The rights under this Agreement shall be automatically assignable by the Holders to any transferee of all or any portion of such Holder’s Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company promptly after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned and (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

7.    Information by Holder. A Holder with Registrable Securities included in any registration shall furnish to the Company (and any managing underwriter(s), where applicable) such information regarding itself, the Registrable Securities held by it, the intended method of disposition of such securities, and such other information as shall be required in order to comply with any applicable law or regulation in connection with the registration of such Holder’s Registrable Securities or any qualification or compliance with respect to such Holder’s Registrable Securities and referred to in this Agreement. A form of Selling Stockholder Questionnaire is attached as Exhibit A hereto.

8.    Indemnification.

(a)    In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (1), in the case of any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, if such registration statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) in the case of any preliminary prospectus, final prospectus or summary prospectus contained in such registration statement, or any amendment or supplement thereto, if such preliminary prospectus, final prospectus or summary prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with this Agreement; and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably and actually incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, that such indemnity agreement found in this Section 8(a) shall in no event exceed the net proceeds from the Offering received by the Company; and provided further, that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for use in the preparation thereof or (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of the preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such preliminary or final prospectus and the untrue statement or omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.

(b)    As a condition to including Registrable Securities in any registration statement filed pursuant to this Agreement, each Holder agrees to be bound by the terms of this Section 8 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state law, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y)(1), in the case of any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, if such registration statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) in the case of any preliminary prospectus, final prospectus or summary prospectus contained in such registration statement, or any amendment or supplement thereto, such preliminary prospectus, final prospectus or summary prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, (i) to the extent, but only to the extent, that such untrue statement or omission referred to in (y)(1) or (y)(2) above is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the registration statement or such prospectus or (ii) to the extent that (1) such untrue statements or omissions referred to in (y)(1) or (y)(2) above are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(f) hereof, the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective and prior to the receipt by such Holder of the advice contemplated in Section 3(f). Each Holder’s obligation to indemnify shall be individual, not joint and several, and in no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)    Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner. If, in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof, the indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement, unless such consent to entry of judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

(d)    If an indemnifying party does or is not permitted to assume the defense of an action pursuant to Section 8(c) or in the case of the expense reimbursement obligation set forth in Sections 8(a) and (b), the indemnification required by Sections 8(a) and 8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred provided that the indemnifying party is provided appropriate documentation.

(e)    If the indemnification provided for in Section 8(a) or 8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

9.    Transfer Restrictions.

(a)         Disposition of Securities. The Securities may only be disposed of in compliance with provincial, state and federal securities laws in the United States, as the case may be. In connection with any transfer of Securities (other than pursuant to an effective registration statement), the Company may require the transferor thereof to provide to the Company, at the Company’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of Seller under this Agreement and the other Transaction Documents.

(b)         Legend. Seller agrees to the imprinting, so long as is required by this Section 9, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)         Legend Removal. Certificates evidencing the Registrable Securities shall not contain any legend (“Unlegended Shares”) (including the legends set forth in Section 9(b) hereof): (i) required under the Securities Act while a registration statement covering the resale of such security is effective under the Securities Act, (ii) if such Underlying Shares are eligible for sale under Rule 144, without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of any agency or Trading Market (as defined in the Certificate of Designations) with regard to applicable law). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If the Shares are converted at a time when there is an effective registration statement to cover the resale of the Registrable Securities, or if such Registrable Securities may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Registrable Securities shall be issued free of all United States legends. The Company agrees that following such time as all such legends are no longer required under this Section 9(c), it will, no later than five (5) Trading Days following the delivery by Seller to the Company or the Transfer Agent of a certificate representing Registrable Securities, as applicable, issued with a restrictive legend (such fifth (5th) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to Seller a certificate representing such shares that is free from all restrictive and other legends (however, the Company shall use reasonable efforts to deliver such shares within two (2) Trading Days). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 9. Certificates for Registrable Securities subject to legend removal hereunder shall, if possible, be transmitted by the Transfer Agent to Seller by crediting the account of Seller’s prime broker with the Depository Trust Company System as directed by Seller.

(d)         DWAC. In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Seller, and so long as the certificates therefor do not bear a legend and Seller is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its Transfer Agent to electronically transmit the Unlegended Shares by crediting the account of Seller’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system, provided that the Common Stock is DTC eligible and the Company’s Transfer Agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

(e)         Plan of Distribution. Each Seller agrees with the Company that Seller will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 9 is predicated upon the Company’s reliance upon this understanding.

10.    [Reserved].

11.    Rule 144. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to: (i) to make and keep public information available as those terms are understood in SEC Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act pursuant to SEC Rule 144, (iii) as long as any Holder owns any Registrable Securities, to furnish in writing upon such Holder’s request a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Holder a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Holder of any rule or regulation of the SEC permitting the selling of any such Registrable Securities without registration, (iv) with respect to the sale of any Registrable Securities by a Holder pursuant to SEC Rule 144 and subject to Holder providing necessary documentation to meet the requirements of such rule, to promptly furnish, at Holder’s expense, a written legal opinion of its counsel to facilitate such sale and, if necessary, instruct its Transfer Agent in writing that it may rely on said written legal opinion of counsel with respect to said sale and (v) undertake any additional actions commercially necessary to maintain the availability of Rule 144.

12.    Miscellaneous.

(a)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Section 10.10 of the Purchase Agreement shall control for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)    Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c)    Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted transferees and assignees, executors and administrators of the parties hereto.

(d)    Entire Agreement. This Agreement and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(e)    Notices, etc. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company to:

Super League Enterprise, Inc.

2450 Colorado Ave., Suite 100E

Santa Monica, CA 90404

Attention: Attn: Matt Edelman, CEO

Email: Matt.Edelman@superleague.com

With a copy (which shall not constitute notice) to:

Disclosure Law Group, A Professional Corporation

600 W. Broadway, Suite 700

San Diego, CA 92101

Attention: Jack Kennedy

Email: jkennedy@disclosurelawgroup.com

If to Seller:

Esports Now, LLC

Facsimile:         [FAX NUMBER]

E-mail: [E-MAIL ADDRESS]

Attention:         [TITLE OF OFFICER TO RECEIVE NOTICES]

With a copy (which shall not constitute notice) to:

SELLER LAW FIRM]

Facsimile:         [FAX NUMBER]

E-mail: [E-MAIL ADDRESS]

Attention:         [ATTORNEY NAME]

(f)    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

(g)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or electronic transmission via .PDF file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

(h)    Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i)    Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and Seller.

[SIGNATURE PAGES FOLLOW]

This Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY:

SUPER LEAGUE ENTERPRISE, INC.

By:
Name: Matthew Edelman
Title: Chief Executive Officer

SELLER:

ESPORTS NOW, LLC.

By:
Name:
Title:

Exhibit A

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Super League Enterprise, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐          No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐          No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐          No ☐

(d)

If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐          No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

(b)	Number of shares of Common Stock to be registered pursuant to this Notice for resale:

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:

Name:

Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Exhibit H

Common Stock Purchase Warrant

[Exhibit Follows]

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT TO PURCHASE COMMON STOCK

SUPER LEAGUE ENTERPRISE, INC.

Warrant Shares: [●]	Initial Exercise Date: [●], 2026
Issuance Date: [●], 2026

THIS WARRANT TO PURCHASE COMMON STOCK (the “Warrant”) certifies that, for value received, Esports Now, LLC, a Delaware limited liability company or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Issuance Date”) and on or prior to 5:00 p.m. (New York City time) on the two (2) year anniversary of the Issuance Date (the “Termination Date”), to subscribe for and purchase from Super League Enterprise, Inc., a Delaware corporation (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. Subject to the provisions of Section 2.3, the purchase price of one (1) share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2.2.

1.

Definitions. In addition to the terms defined elsewhere in this Warrant or in the Asset Purchase Agreement dated March [●], 2026 by and among the Company and the Holder (the “Purchasers”) referred to therein (the “Purchase Agreement”), the following terms have the meanings indicated in this Section 1:

1.1.    “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

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1.2.    “Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

1.3.    “Board of Directors” means the board of directors of the Company.

1.4.    “Business Day” means a Calendar Day other than a Saturday, Sunday or any other Calendar Day which is a federal legal holiday in the United States or any Calendar Day on which the commercial banks in the City of Los Angeles are required by law or other governmental action to close, provided that the commercial banks in the City of Los Angeles shall not be deemed to be required to be closed due to a “stay at home,” “shelter in place,” “non-essential employee” or similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of Los Angeles generally are open for use by customers on such Calendar Day.

1.5.    “Calendar Day” means each and every day of the week (Sunday, Monday, Tuesday, Wednesday, Thursday, Friday and Saturday).

1.6.    “Commission” means the United States Securities and Exchange Commission.

1.7.    “Common Stock” means the common stock of the Company, $0.001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

1.8.    “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

1.9.    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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1.10.    “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Fundamental Transaction (as defined below) were Holder to exercise this Warrant on or prior to the closing thereof is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, and (iii) following the closing of such Fundamental Transaction, the Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the Holder in such Fundamental Transaction were the Holder to exercise or convert this Warrant in full on or prior to the closing of such Fundamental Transaction, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Fundamental Transaction.

1.11.    “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

1.12.    "Registration Rights Agreement” means that certain Registration Rights Agreement dated as of [  ]1, by and between the Company and the Holder.

1.13.    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.14.    “Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

1.15.    “Trading Day” means a Calendar Day on which the principal Trading Market is open for trading.

1.16.    “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

1.17.    “Transaction Documents” means the Purchase Agreement dated March 16, 2026, this Warrant, the Registration Rights Agreement, Assignment and Assumption Agreement, Intellectual Property Assignment Agreement, the Exclusive Brand Partnership Agreement, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

1.18.    “Transfer Agent” means Equiniti Trust Company, LCL, the current transfer agent of the Company, with a mailing address of 1110 Centre Point Curve, Suite 101, Raleigh, NC 27603 and an email address of Krista.Riley@equiniti.com, and any successor transfer agent of the Company.

1 To be filled in with the Closing Date upon issuance.

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1.19.    “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2.	Exercise.

2.1.    Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise substantially in the form attached hereto as Exhibit 2.1 (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2.5.1 herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2.3 below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days after the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day after receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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2.2.    Exercise Price. The exercise price of this Warrant is $18.00 per Warrant Share (the “Exercise Price”).

2.3.    Cashless Exercise. If, at any time following the Effectiveness Deadline (as defined in the Registration Rights Agreement) there is no effective registration on file with the Commission registering for resale the Warrant Shares, then this Warrant may also be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =

as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) delivered pursuant to Section 2.1 hereof on a Calendar Day that is not a Trading Day or (2) delivered pursuant to Section 2.1 hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the highest Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. within two (2) hours of the Holder’s delivery of the Notice of Exercise pursuant to Section 2.1 hereof if such Notice of Exercise is delivered during “regular trading hours,” or within two (2) hours after the close of “regular trading hours” on a Trading Day or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is delivered pursuant to Section 2.1 hereof two (2) or more hours following the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =

the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

2.4.    Holding Period for Cashless Exercise. If Warrant Shares are issued in a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. Without limiting any other provision in the Transaction Documents, assuming (i) the Holder is not an Affiliate of the Company, and (ii) all of the applicable conditions of Rule 144 promulgated under the Securities Act with respect to Holder and the Warrant Shares are met in the case of such a cashless exercise, the Company agrees that the Company will cause the removal of the legend from such Warrant Shares (including by delivering an opinion of Disclosure Law Group, a Professional Corporation to the Company’s transfer agent at its own expense to ensure the foregoing).

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.Mechanics of Exercise.

2.4.1.    Delivery of Warrant Shares upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate or by electronic delivery (at the election of the Holder), for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. The Company agrees to maintain a Transfer Agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

2.4.2.    Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

2.4.3.    Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2.5.1 by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

2.4.4.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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2.4.5.    Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

2.5.    Holder’s Exercise Limitations.

2.5.1.    The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.6, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.6 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.6, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.6, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2.6 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until sixty-one (61) Calendar Days after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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2.5.2.    This Section 2.6 shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 3.4 of this Warrant.

3.	Certain Adjustments.

3.1.    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

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3.2.    Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3.1 above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all (or substantially all) of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

3.3.    Fundamental Transactions. If, at any time while this Warrant is issued and outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the shares of Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities or (ii) prior to, simultaneously with or promptly following the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this Section 3.4 shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction where the consideration payable to holders of shares of Common Stock consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities, then this Warrant shall automatically be deemed to be exercised in full in a “cashless exercise” pursuant to Section 2.3 above effective immediately prior to and contingent upon the consummation of such Fundamental Transaction.

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3.4.    Calculations. All calculations under this Section 3 shall be made to the nearest fraction of a cent as in the initial Exercise Price or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

3.5.    Notice to Holder.

3.5.1.    Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

3.5.2.    Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any Fundamental Transaction, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least five (5) Calendar Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such Fundamental Transaction is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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3.5.3.    Call Option. The Holder hereby grants to the Company the option (the “Call Option”), but not the obligation, to purchase this Warrant (the “Call Securities”) pursuant to this Section 3.5.3. The Call Option may be exercised by the Company, in the Company’s sole and absolute discretion, following the Company’s Common Stock closing at or above $18.00 per share for twenty (20) consecutive Trading Days (the “Call Trigger”). Beginning on the date immediately preceding the Call Trigger and ending on the date that is thirty (30) calendar days thereafter, the Company may deliver to the Holder a written notice (a “Call Notice”) that it has elected to exercise the Call Option, which Call Notice shall notify the Holder of the date (the “Call Closing Date”, which shall not be less than fifteen (15) nor more than thirty (30) days after the date of the initial Call Notice) on which the Company will purchase all of the Call Securities of the Holder. Even after receipt of a Call Notice, at any time until the Call Closing Date, the Holder may exercise any portion of this Warrant, in whole or in part. Subject to the terms hereof, on the Call Closing Date, the Company shall purchase, and the Holder shall sell to the Company, all of the Call Securities outstanding on the Call Closing Date for an aggregate purchase price equal to the product of (1) the aggregate number of Warrant Shares then issuable under the Call Securities and (2) $0.001 (the “Call Amount”). On the Call Closing Date, the Company shall pay the Call Amount to the Holder, in cash by wire transfer to an account in a bank located in the United States designated by the Holder. On the Call Closing Date, the Holder shall surrender the Call Securities to the Company against payment of the Call Amount as above provided. Notwithstanding anything herein to contrary, the Company may revoke its Call Notice at any time prior to its payment of the Call Amount, and the Company is in no way obligated to purchase this Warrant upon the event of a Call Trigger.

4.	Transfer of Warrant.

4.1.    Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4.4 hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit 4.1 duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days after the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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4.2.    New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial Issuance Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

4.3.    Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

4.4.    Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that (x) the transferor (other than in connection with a transfer to an Affiliate of the transferor) provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act and (y) that the transferee agree in writing to be bound by the terms of the Purchase Agreement and Registration Rights Agreement, with all the rights and obligations of a Purchaser under such agreements.

5.	Miscellaneous.

5.1.    No Rights as Stockholder until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof pursuant to Section 2.3, except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2.3 herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

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5.2.    Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

5.3.    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken, or such right may be exercised, on the next succeeding Trading Day.

5.4.    Authorized Shares.

5.4.1.    Reservation of Authorized and Unissued Shares. The Company covenants that while the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). If the Company does not have a sufficient number of authorized and unissued shares of Common Stock available to honor the exercise of Warrants, the Company shall allocate the available number of Warrant Shares on a pro rata basis among all Holders exercising Warrants, until such time as the Company has a sufficient number of authorized Common Stock to issue all Warrant Shares in full.

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5.4.2.    Noncircumvention. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

5.4.3.    Authorizations, Exemptions and Consents. Before taking any action that would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

5.5.    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively pursuant to Section 10.10 of the Purchase Agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.6.    Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

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5.7.    Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 2450 Colorado Ave., Suite 100E, Santa Monica, California 90404, Attention: Matthew Edelman, Chief Executive Officer, email address: matt.edelman@superleague.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 5.7 prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 5.7 on a Calendar Day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.8.    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.9.    Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

5.10.    Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction in which this Warrant is not automatically “cashless exercised”.

5.11.    Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and a majority-in-interest of Holders of the Warrants, on the other hand. No modification or amendment of the provisions hereof may be waived in a manner that is more favorable to other holder(s) of Warrants, as applicable, or to treat any holder(s) of Warrants in a manner that is in any respect not equal to the treatment of all other holder(s) of Warrants.

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5.12.    Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

5.13.    Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

[Warrant Signature Page Follows]

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[Warrant Signature Page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SUPER LEAGUE ENTERPRISE, INC.

By:
Name:	Matthew Edelman
Its:	Chief Executive Officer

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Exhibit 2.1

NOTICE OF EXERCISE

TO:	SUPER LEAGUE ENTERPRISE, INC.

(1)         The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)         Payment shall take the form of (check applicable box):

[ ]	in lawful money of the United States.

[ ]

if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2.3, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2.3.

(3)         Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4)         The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[Warrant Exercise Notice – Holder Signature Page]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Exhibit 4.1

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares of Common Stock.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
Address:
Phone Number:
Email Address:
Date:
Holder’s Signature:
Holder’s Address:

Exhibit I

Pre-Funded Warrant to Purchase Common Stock

[Exhibit Follows]

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PRE-FUNDED WARRANT TO PURCHASE COMMON STOCK

SUPER LEAGUE ENTERPRISE, INC.

Warrant Shares: [●]	Initial Exercise Date: [●], 2026
Issuance Date: [●], 2026

THIS PRE-FUNDED WARRANT TO PURCHASE COMMON STOCK (the “Warrant”) certifies that, for value received, Esports Now, LLC, a Delaware limited liability company or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time until this Warrant is exercised in full (the “Termination Date”), to subscribe for and purchase from Super League Enterprise, Inc., a Delaware corporation (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. Subject to the provisions of Section 2.3, the purchase price of one (1) share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2.2.

1.

Definitions. In addition to the terms defined elsewhere in this Warrant or in the Asset Purchase Agreement dated March [●], 2026 by and among the Company and the Holder (the “Purchasers”) referred to therein (the “Purchase Agreement”), the following terms have the meanings indicated in this Section 1:

1.1.    “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

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1.2.    “Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

1.3.    “Board of Directors” means the board of directors of the Company.

1.4.    “Business Day” means a Calendar Day other than a Saturday, Sunday or any other Calendar Day which is a federal legal holiday in the United States or any Calendar Day on which the commercial banks in the City of Los Angeles are required by law or other governmental action to close, provided that the commercial banks in the City of Los Angeles shall not be deemed to be required to be closed due to a “stay at home,” “shelter in place,” “non-essential employee” or similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of Los Angeles generally are open for use by customers on such Calendar Day.

1.5.    “Calendar Day” means each and every day of the week (Sunday, Monday, Tuesday, Wednesday, Thursday, Friday and Saturday).

1.6.    “Commission” means the United States Securities and Exchange Commission.

1.7.    “Common Stock” means the common stock of the Company, $0.001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

1.8.    “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

1.9.    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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1.10.    “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Fundamental Transaction (as defined below) were Holder to exercise this Warrant on or prior to the closing thereof is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, and (iii) following the closing of such Fundamental Transaction, the Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the Holder in such Fundamental Transaction were the Holder to exercise or convert this Warrant in full on or prior to the closing of such Fundamental Transaction, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Fundamental Transaction.

1.11.    “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

1.12.    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.13.    “Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

1.14.    “Trading Day” means a Calendar Day on which the principal Trading Market is open for trading.

1.15.    “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

1.16.    “Transaction Documents” means the Purchase Agreement dated [●], 2025, these Warrants, the Registration Rights Agreement, Assignment and Assumption Agreement, Intellectual Property Assignment Agreement, the Exclusive Brand Partnership Agreement, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

1.17.    “Transfer Agent” means Equiniti Trust Company, LCL, the current transfer agent of the Company, with a mailing address of 1110 Centre Point Curve, Suite 101, Raleigh, NC 27603 and an email address of Krista.Riley@equiniti.com, and any successor transfer agent of the Company.

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1.18.    “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2.	Exercise.

2.1.    Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise substantially in the form attached hereto as Exhibit 2.1 (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2.5.1 herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2.3 below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days after the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day after receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2.2.    Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0. 001 per Warrant Share, subject to adjustment hereunder (such nominal exercise price, the “Exercise Price”), was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than such Exercise Price) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per Warrant Share is $0.00001.

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2.3.    Cashless Exercise. This Warrant may also be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =

as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) delivered pursuant to Section 2.1 hereof on a Calendar Day that is not a Trading Day or (2) delivered pursuant to Section 2.1 hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the highest Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. within two (2) hours of the Holder’s delivery of the Notice of Exercise pursuant to Section 2.1 hereof if such Notice of Exercise is delivered during “regular trading hours,” or within two (2) hours after the close of “regular trading hours” on a Trading Day or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is delivered pursuant to Section 2.1 hereof two (2) or more hours following the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =

the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

2.4.    Holding Period for Cashless Exercise. If Warrant Shares are issued in a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. Without limiting any other provision in the Transaction Documents, assuming (i) the Holder is not an Affiliate of the Company, and (ii) all of the applicable conditions of Rule 144 promulgated under the Securities Act with respect to Holder and the Warrant Shares are met in the case of such a cashless exercise, the Company agrees that the Company will cause the removal of the legend from such Warrant Shares (including by delivering an opinion of Disclosure Law Group, a Professional Corporation to the Company’s transfer agent at its own expense to ensure the foregoing).

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2.5.    Mechanics of Exercise.

2.5.1.    Delivery of Warrant Shares upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate or by electronic delivery (at the election of the Holder), for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. The Company agrees to maintain a Transfer Agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

2.5.2.    Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

2.5.3.    Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2.5.1 by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

2.5.4.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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2.5.5.    Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

2.6.    Holder’s Exercise Limitations.

2.6.1.    The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.6, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.6 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.6, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.6, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2.6 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until sixty-one (61) Calendar Days after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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2.6.2.    This Section 2.6 shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 3.4 of this Warrant.

3.	Certain Adjustments.

3.1.    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

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3.2.    Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3.1 above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all (or substantially all) of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

3.3.    Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets to all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

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3.4.    Fundamental Transactions. If, at any time while this Warrant is issued and outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity and in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the shares of Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities or (ii) prior to, simultaneously with or promptly following the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this Section 3.4 shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction where the consideration payable to holders of shares of Common Stock consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities, then this Warrant shall automatically be deemed to be exercised in full in a “cashless exercise” pursuant to Section 2.3 above effective immediately prior to and contingent upon the consummation of such Fundamental Transaction.

3.5.    Calculations. All calculations under this Section 3 shall be made to the nearest fraction of a cent as in the initial Exercise Price or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

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3.6.    Notice to Holder.

3.6.1.    Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

3.6.2.    Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any Fundamental Transaction, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least five (5) Calendar Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such Fundamental Transaction is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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4.	Transfer of Warrant.

4.1.    Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4.4 hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit 4.1 duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days after the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

4.2.    New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial Issuance Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

4.3.    Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

4.4.    Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that (x) the transferor (other than in connection with a transfer to an Affiliate of the transferor) provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act and (y) that the transferee agree in writing to be bound by the terms of the Purchase Agreement and Registration Rights Agreement, with all the rights and obligations of a Purchaser under such agreements.

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5.	Miscellaneous.

5.1.    No Rights as Stockholder until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2.5.1, except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2.3 or to receive cash payments pursuant to Section 2.5.1herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

5.2.    Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

5.3.    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken, or such right may be exercised, on the next succeeding Trading Day.

5.4.    Authorized Shares.

5.4.1.    Reservation of Authorized and Unissued Shares. The Company covenants that while the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). If the Company does not have a sufficient number of authorized and unissued shares of Common Stock available to honor the exercise of Warrants, the Company shall allocate the available number of Warrant Shares on a pro rata basis among all Holders exercising Warrants, until such time as the Company has a sufficient number of authorized Common Stock to issue all Warrant Shares in full.

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5.4.2.    Noncircumvention. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

5.4.3.    Authorizations, Exemptions and Consents. Before taking any action that would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

5.5.    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively pursuant to Section 10.10 of the Purchase Agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.6.    Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

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5.7.    Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 2450 Colorado Ave., Suite 100E, Santa Monica, California 90404, Attention: Matthew Edelman, Chief Executive Officer, email address: matt.edelman@superleague.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 5.7 prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 5.7 on a Calendar Day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.8.    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.9.    Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

5.10.    Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction in which this Warrant is not automatically “cashless exercised”.

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5.11.    Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and a majority-in-interest of Holders of the Warrants, on the other hand. No modification or amendment of the provisions hereof may be waived in a manner that is more favorable to other holder(s) of Warrants, as applicable, or to treat any holder(s) of Warrants in a manner that is in any respect not equal to the treatment of all other holder(s) of Warrants.

5.12.    Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

5.13.    Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

[SLE Pre-Funded Warrant Signature Page Follows]

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[SLE Pre-Funded Warrant Signature Page]

IN WITNESS WHEREOF, the Company has caused this Pre-Funded Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SUPER LEAGUE ENTERPRISE, INC.

By:
Name:	Matthew Edelman
Its:	Chief Executive Officer

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Exhibit 2.1

NOTICE OF EXERCISE

TO:	SUPER LEAGUE ENTERPRISE, INC.

(5)         The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(6)         Payment shall take the form of (check applicable box):

[ ]	in lawful money of the United States.

[ ]

if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2.3, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2.3.

(7)         Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(8)         The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SLE Pre-Funded Warrant Exercise Notice – Investor Signature Page]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Exhibit 4.1

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares of Common Stock.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
Address:
Phone Number:
Email Address:
Date:
Holder’s Signature:
Holder’s Address: